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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Power-One, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

March 30, 2011

Dear Stockholders:

        It is our pleasure to invite you to the 2011 Annual Meeting of Stockholders of Power-One, Inc. ("Power-One" or the "Company") to be held on May 3, 2011 at the Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012 at 8:00 a.m., pacific daylight time. At the meeting we will discuss the items of business described in the enclosed Notice of Annual Meeting and will also report on the Company's business operations. A representative of Deloitte & Touche LLP, Power-One's independent registered public accounting firm, will also be present and will have the opportunity to make a statement to our stockholders and respond to their questions.

        Your vote is important, regardless of the number of shares you own. We hope you can personally attend the meeting and vote your shares but if you are unable to do so, it is still important that you be represented. We urge you to follow the voting directions on the enclosed proxy card and cast your vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience if you choose to submit a proxy by mail.

        As indicated on the enclosed Notice of Annual Meeting, in addition to the customary actions of electing the members of the Board of Directors of Power-One (the "Board of Directors" or the "Board") and ratifying the appointment of our independent registered public accounting firm, at this year's Annual Meeting, stockholders will be asked to approve an amendment to the Company's Amended and Restated 2004 Stock Incentive Plan, an advisory resolution on the compensation of our named executive officers, and an advisory resolution on the frequency of future named executive officer compensation advisory votes. Each of these proposals is described in the enclosed Notice of Annual Meeting and in detail in the enclosed proxy statement.

        Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy at any time before the Annual Meeting by delivering a notice of revocation dated later than the date of your returned proxy card, submitting a later dated proxy over the telephone or by mail or voting in person at the Annual Meeting. Attendance at the Annual Meeting does not, by itself, revoke the earlier proxy.

        Thank you in advance for your prompt attention to voting your shares.

Sincerely,

Tina D. McKnight Secretary

Your Vote is Important.
Please execute and return the enclosed proxy promptly or
submit a proxy by telephone,
whether or not you plan to attend the Annual Meeting

740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2011

        The 2011 Annual Meeting of the Stockholders of Power-One, Inc., a Delaware corporation ("Power-One" or the "Company"), will be held at the Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012, on May 3, 2011 at 8:00 a.m., pacific daylight time, for the following purposes:

  (1)
  For the holders of the Company's common stock to elect the seven Common Stock Directors named in the accompanying proxy statement, and the holders of the Company's Series A Convertible Preferred Stock to elect the two Preferred Stock Directors named in the accompanying proxy statement, in each case to serve one-year terms ending at the 2012 Annual Meeting of Stockholders or until such person's successor is elected and qualified or such person's death, retirement, resignation or removal;

        (2)   To approve an advisory resolution on named executive officer compensation;

  (3)
  To conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation;

  (4)
  To approve the proposed amendment to the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan;

  (5)
  To ratify the appointment of Deloitte & Touche LLP as Power-One's independent registered public accounting firm for the 2011 fiscal year; and

  (6)
  To transact any other business which may be properly presented at the 2011 Annual Meeting and any adjournment(s) or postponement(s) thereof.

        The close of business on March 7, 2011 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the 2011 Annual Meeting and any adjournment(s) or postponement(s) thereof. A proxy statement, a form of proxy, and the Company's 2010 Annual Report on Form 10-K are enclosed with this Notice.

        A list of stockholders entitled to vote at the 2011 Annual Meeting will be open to the examination of any stockholder for any purpose relevant to the 2011 Annual Meeting during ordinary business hours at the Company's principal executive offices located at 740 Calle Plano, Camarillo, California for a period of 10 days prior to the 2011 Annual Meeting and will be available at the meeting for such purpose.

        Stockholders are cordially invited to attend the 2011 Annual Meeting. Each stockholder, whether or not they expect to be present in person at the 2011 Annual Meeting, is requested to SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying postage pre-paid envelope or to submit a proxy by telephone as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Tina D. McKnight Secretary

March 30, 2011

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Power-One, Inc. ("Power-One" or the "Company") of proxies for the matters to be voted on at the 2011 Annual Meeting of Stockholders, which will be held at the Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012 on May 3, 2011 at 8:00 a.m., pacific daylight time, and any adjournment(s) or postponement(s) thereof.

        This proxy statement, the Notice of the 2011 Annual Meeting and the form of proxy were first mailed to stockholders on or about March 31, 2011.

Proposals to be Considered

        At the Annual Meeting, the Company will ask its stockholders to:

  (1)
  if you are a holder of common stock, elect the seven Common Stock Directors named herein, and if you are a holder of Preferred Stock, elect the two Preferred Stock Directors named herein, in each case to serve one-year terms ending at the 2012 Annual Meeting of Stockholders or until such person's successor is elected and qualified or such person's death, retirement, resignation or removal;

  (2)
  adopt an advisory resolution on named executive officer compensation;

  (3)
  conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation;

  (4)
  approve the proposed amendment to the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan");

  (5)
  ratify the appointment of Deloitte & Touche LLP as Power-One's independent registered public accounting firm for the 2011 fiscal year; and

  (6)
  transact any other business that may be properly presented at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

        If any other matters should properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment regarding the best interests of the Company's stockholders. If it becomes necessary to solicit additional proxies, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with the recommendation of the Board of Directors to adjourn and postpone the Annual Meeting.

Recommendations of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the election of the Common Stock Director nominees named herein for membership on the Board of Directors, "FOR" the advisory resolution on named executive officer compensation, "FOR" conducting future advisory votes on named executive officer compensation "EVERY TWO YEARS", "FOR" the proposed amendment to the 2004 Plan, and "FOR" the ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the 2011 fiscal year.

This Proxy Solicitation

        If you have questions about the 2011 Annual Meeting, including the procedures for voting your shares, you should contact Power-One's Corporate Secretary at 740 Calle Plano, Camarillo, CA 93012, and (805) 987-8741, extension 4561.

        The Company will bear all costs of soliciting proxies, including reasonable mailing expenses incurred by brokers to obtain the votes of the beneficial owners of stock held in a broker's name or in the names of nominees. The Company has retained the services of Phoenix Advisory Partners for a fee of $7,500 plus reimbursement of expenses to assist in the solicitation of proxies for the Annual Meeting.

Quorum

        To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock must be represented, in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted as present for purposes of establishing a quorum. Broker non-votes refer to situations where shares are held in "street" form through a broker or similar market intermediary rather than in the stockholder's own name and the broker or similar market intermediary is not instructed by the stockholder on how to vote. If you hold shares in street name and do not provide your broker with specific voting instructions, under the rules of the NASDAQ, your broker may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2, 3, and 4 are considered non-routine matters. Therefore, if you do not instruct your broker how to vote on Proposals 1, 2, 3, and 4, your broker does not have the authority to vote on those proposals. Proposal 5 is considered a routine matter and, therefore, broker non-votes are not expected to exist on that proposal.

        As of March 7, 2011, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the 2011 Annual Meeting, the Company had 107,143,546 shares of common stock, $0.001 par value per share (the "Common Stock"), and 23,625 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Preferred Stock"), outstanding and entitled to vote. The holders of the Preferred Stock vote as a single class with the holders of Common Stock on an as-converted basis on any matter to come before the stockholders other than the election of the Common Stock Directors, provided, however, that in the event that any holder of Preferred Stock, together with its affiliates would hold in aggregate more than 19.9% of the voting power of the Company or more than 19.9% of the total shares of Common Stock then outstanding upon conversion of the Preferred Stock to Common Stock, such holder's and such holders' affiliates' collective voting interest will be capped at 19.9%. Each holder of Common Stock at the close of business on March 7, 2011 will be entitled to one vote for each share held of record. As of March 7, 2011, the aggregate shares of outstanding Preferred Stock are convertible into 17,500,000 shares of Common Stock.

Votes Required

        Proposal 1 (Election of Directors).    To be elected as a Common Stock Director, a nominee must receive the affirmative vote of a plurality of the votes cast, subject to the Company's Majority Voting Policy. Under the Company's Majority Voting Policy, for a Common Stock Director nominee to be eligible for nomination for election or re-election to the Board, whether in a contested or uncontested election, the nominee must deliver to the Board, an irrevocable resignation letter conditioned upon such nominee's failure to receive, in an uncontested election, a greater number of votes cast in favor of such nominee's election than the number of votes withheld from such nominee's election ("Majority Vote") and to resign upon acceptance of such resignation of the Board. Broker non-votes with respect to the election of one or more directors will not be counted as a vote cast and, therefore, will have no effect on the vote. Abstentions will similarly have no effect on the vote. Each of the two Preferred Stock Director nominees are elected by the holders of Preferred Stock, which are both affiliates of Silver Lake Sumeru.

        Proposal 2 (Advisory Vote on Executive Named Executive Officer Compensation).    The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote on thereon. Abstentions will have the same effect as a negative vote, while broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

        Proposal 3 (Advisory Vote on the Frequency of Future Named Executive Officer Compensation Votes).    The approval, on an advisory basis, of the frequency of holding future named executive officer compensation votes requires a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. Stockholder may vote in favor of holding future named executive officer compensation votes every year, every two years or every three years, or may choose to abstain. Abstentions will have the same effect as a negative vote, while broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

        Proposal 4 (Approval of Amendment of 2004 Plan).    The approval and adoption of the amendment to the 2004 Plan requires a majority of the of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. Abstentions will have the same effect as a negative vote, while broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

        Proposal 5 (Ratification of Independent Registered Public Accounting Firm).    The ratification of the appointment of Deloitte & Touche as the Company's independent registered public accounting firm for fiscal 2011 requires a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. Abstentions will have the same effect as a negative vote.

Other Matters

        The Company is not aware of any business other than the matters described in this proxy statement and in the Notice of Annual Meeting that will be presented for consideration or action by the stockholders at the Annual Meeting.

Submission for Stockholder Proposals for the 2012 Annual Meeting

        Power-One anticipates that the 2012 Annual Stockholders' Meeting will take place on May 1, 2012. Any stockholder that satisfies the Securities and Exchange Commission's (the "SEC") requirements for submission of a proposal and that wishes to submit a proposal, including a proposed director nominee, should do so in writing on or before December 2, 2011 if they wish the proposal to be considered timely for inclusion in the proxy statement and form of proxy for the 2012 Annual Stockholders' Meeting. The proposal must include the information required by the Company's Bylaws and must be submitted to the Corporate Secretary of Power-One, Inc. at:

  Power-One, Inc.
  Attn: Corporate Secretary
  740 Calle Plano
  Camarillo, California 93012

        The Company's proxy holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals. Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in the proxy statement for that meeting must be received by the Company's Corporate Secretary at the above address not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice or public disclosure of the date of the meeting is given or made to stockholders, then notice by the stockholder of any proposal need only be received by the close of business on the 10th day following the day on which notice of the meeting was mailed or such public disclosure was made. Stockholder proposals must contain information required by Section 2.10 of the Company's Bylaws and comply with applicable legal requirements. Power-One's Bylaws are available via the "Corporate Governance" link found under the main "Investor Relations" link at www.power-one.com. The information on our website is not incorporated by reference into this proxy statement. Alternatively, any stockholder may obtain a copy of the Company's Bylaws by submitting a written request to the Corporate Secretary at the above address. Any proposals received prior to the Annual Meeting that are appropriate for consideration by the Board of Directors and business properly raised at the Annual Meeting of Stockholders will be voted by the proxy holders in the manner deemed appropriate by the Board of Directors.

Stockholder Nomination of a Common Stock Director

        To make a recommendation for a Common Stock Director nominee, a holder of Common Stock must provide notice to Power-One's Corporate Secretary at the above address in accordance with the notice provisions for stockholder proposals set forth above. The notice shall contain (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and beneficial holder, if any, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the qualification of the proposed nominee to serve as a Common Stock Director of the Company. No person shall be eligible for election as a Common Stock Director unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Only the holders of the Preferred Stock may nominate a Preferred Stock Director.

Delivery of Proxy Materials to Security Holders Sharing an Address.

        Pursuant to the rules of the SEC, the Company will deliver only a single copy of the Company's Annual Report on Form 10-K and this proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from a stockholder. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report and/or this proxy statement to any stockholders at a shared address to which a single copy of the documents was delivered. Stockholders may notify the Company of their requests by calling or writing the Corporate Secretary at:

  Power-One, Inc.
  Attn: Corporate Secretary
  740 Calle Plano
  Camarillo, California 93012
  Phone: (805) 987-8741, ext. 4561

        Stockholders currently receiving multiple copies of the Annual Report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the phone number and address indicated above.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        Pursuant to our Certificate of Incorporation, the Board of Directors by resolution adopted by the affirmative vote of the entire Board of Directors has the authority to set the size of the Board, provided that the number of directors not be less than three nor greater than nine. In accordance therewith, our Board of Directors has set its size at nine members, seven of which are to be elected by the holders of our Common Stock and two of which are to be elected by the holders of our Preferred Stock. Each of the current Common Stock Directors is recommended for re-election to the Board and has agreed to stand for re-election. Other than Richard Thompson, none of the nominees is a current employee of Power-One. If elected, each nominee will serve a one-year term until the next Annual Meeting of Stockholders or until such person's successor is elected and qualified or such person's death, retirement, resignation or removal. It is anticipated that the holders of the outstanding Preferred Stock will elect Kyle Ryland and Ajay Shah as the Preferred Stock Directors to serve until the 2012 Annual Meeting of Stockholders.

        Unless otherwise directed, the persons named in the proxy intend to vote all proxies "FOR" the election of each of the Common Stock Director nominees listed below. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors, unless the Board of Directors passes a resolution to reduce the Board's size. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve if elected.

Director Qualifications

        The Board believes that its directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other traits discussed below in "Our Director Nominations Process." While the Board has no formal policy with respect to diversity, the Board also endeavors to have a diverse membership that represents a range of skills and depth of experience in areas that are relevant to and contribute to the Board's oversight of the Company's global activities. Following the biographical information for each director nominee, we describe the key experience, qualifications and skills that the director brings to the Board that are important in light of the Company's businesses and structure. The Board considered the experience, qualifications and skills of each director in reaching its decision to recommend the Common Stock Directors for re-election. Below are qualifications that the Board feels are essential for service on the Power-One Board of Directors:

  •
  the ability to devote sufficient time and attention to the responsibilities of serving on the Board of Directors of a publicly traded company;

  •
  training and experience in a function or discipline relevant to the business and operations of the Company (e.g., technology, manufacturing, finance, law, international operations, marketing), or in a market or business that represents a material portion of the Company's revenue (e.g., Renewable Energy or Power) or in other areas that would enhance the effectiveness of the Board of Directors;

  •
  awareness of and commitment to act in the best interests of the Company's stockholders; and

  •
  a demonstrated record of ethical conduct and sound business judgment established by service for a period of not less than five (5) years in an executive position with a corporation or as a practicing licensed professional, in each case involving substantial responsibility and leadership.

        There are also specific skills and qualities that the Board believes one or more of its directors should have. It is not expected that any single candidate possess all of the listed skills but rather that the Board as a whole includes members who collectively possess the below listed skills and qualities:

  •
  Financial Acumen.  Directors should have financial knowledge and at least one or more directors should have experience that qualifies such directors as a "financial expert" under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and NASDAQ.

  •
  Key Area Expertise.  The Company seeks to recruit directors that have a range of in-depth knowledge and experience as a senior executive within a key area of a for profit company (e.g., finance, operations, engineering, sales and marketing).

  •
  Industry Specific Experience.  As a leading high technology company and the world's second largest designer and manufacturer of inverters, the Company seeks directors who have knowledge of and experience in technology, particularly in the renewable energy and power fields, and that have an understanding of Power-One's products, customers and markets.

  •
  International Operations, Sales or Marketing Experience.  Power-One has a global presence with manufacturing operations on three continents and sales worldwide. Accordingly, international operations, sales and/or marketing experience is important for our directors to have, especially as we continue to expand globally and develop new channels of distribution.

  •
  Domestic and International Public Policy Experience.  We believe that it is important for our directors to have domestic and international public policy experience in order to help us address significant public policy issues, adapt to different business and regulatory environments and facilitate our work with governments all over the world.

  •
  Public Company Board Experience.  Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and management and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters. We believe that the director candidates nominated below collectively possess the described qualifications and that each of them contribute to a strong and cohesive Board of Directors.

Independent Common Stock Director Nominees(1)

(1)
Independence as determined by the Board under the NASDAQ Rules

Kendall R. Bishop Age 72 First Elected to Board—2000 Occupation: Retired Partner of O'Melveny & Myers LLP
        Mr. Bishop was elected to the Board in 2000. In January 2004, Mr. Bishop retired as a partner of the O'Melveny & Myers LLP law firm after 38 years of service. During his tenure at O'Melveny & Myers, he specialized in mergers & acquisitions, public offerings, SEC reporting and advising boards of directors and was head of O'Melveny's office in Paris, France from 1974 to 1977 and the head of its Century City office from 1990 to 2000. Mr. Bishop received his B.A. from Stanford University and his J.D. from the University of California at Berkeley.
2010 Committees: Compensation Committee, Chairman
                               Audit Committee
                               Nominating and Corporate Governance Committee
Qualifications: Mr. Bishop's experience in corporate legal matters spans more than three decades and includes advising both public and private companies in corporate governance and other legal matters, including sophisticated business transactions. His knowledge of securities regulations and his background in executive compensation, as well as his historic knowledge of the Power-One business, provide valuable insight and direction to the Board and the executive management team.

Jon Gacek Age 50 Occupation: President and Chief Operating Officer, Quantum Corporation
        Mr. Gacek was appointed to the Board of Directors and as Chairman of the Audit Committee on November 17, 2008. Mr. Gacek currently serves as the President and Chief Operating Officer at Quantum Corporation, a global storage company specializing in backup, recovery and archive solutions. Prior to joining Quantum, Mr. Gacek served as the Chief Financial Officer of Advanced Digital Information Corporation ("ADIC"), a provider of Intelligent Storage™ solutions for the open systems marketplace, which was acquired by Quantum in 2006, from 1999 to 2006, and he also led ADIC's operations from 2004 to 2006. Before joining ADIC, Mr. Gacek was an audit partner at PricewaterhouseCoopers LLC. He received a B.A. from Western Washington University and is a Certified Public Accountant. The Board has determined that Mr. Gacek qualifies as an audit committee financial expert, as defined under SEC rules and regulations, and that he meets the NASDAQ listing requirement under Rule 5605(c)(3) of having the requisite financial sophistication based upon his employment experience. Mr. Gacek also serves on the board of directors of Market Leader, Inc. (NASDAQ: LEDR), which he joined in 2006, and he currently serves on its Audit Committee. He served as a director of Loud Technologies, Inc. from 2003 until September 2009.
2010 Committees: Audit Committee, Chairman
                               Compensation Committee
        Qualifications: Mr. Gacek's financial expertise and global operations background bring unique and current experience to the Board, as well as insight related to financial and operational strategies. His experience in serving as the Chief Financial Officer of a publicly listed technology company, as well as his experience with an independent public accounting firm, qualify him to serve as Chairman of the Audit Committee and as the committee's financial expert under the SEC rules and listing standards of the NASDAQ, and enable him to provide important guidance to both management and the Board with respect to disclosure and reporting requirements. Mr. Gacek also has valuable knowledge of corporate governance and compensation and related public company experience from his service on the Boards of other companies.

Kambiz Hooshmand Age 49 First Elected to Board—2009 Occupation: Former President and Chief Executive Officer of Applied Micro, Inc.
        Mr. Hooshmand was appointed to the Board of Directors on October 21, 2009. From March 2005 until May 2009, Mr. Hooshmand was the President and Chief Executive Officer of Applied Micro, Inc., a communications processor company that he transformed into a leading provider of communication processors and high speed connectivity solutions. Prior to joining Applied Micro, Mr. Hooshmand held several executive positions with Cisco Systems from 1996 until 2005. Mr. Hooshmand received his B.S.E.E./C.S. from California State University, Chico and his M.S. in Engineering Management from Stanford University. Mr. Hooshmand has served as a director of Infinera (NASDAQ: INFN) since December 2009 and currently serves as its Chairman and as a member of its Compensation Committee and the Nominating and Governance Committee.
2010 Committees: Audit Committee
                               Compensation Committee
Qualifications: Mr. Hooshmand has extensive experience in the technology and communications industries as well as an extensive engineering background, enabling him to provide the Board with unique insight regarding the Company's strategy and operations. Through his senior leadership positions, including his experience as President and Chief Executive Officer of Applied Micro, Mr. Hooshmand provides direction and advice to the Board and to senior management regarding the challenges inherent in managing a complex organization and leading a technology based business.

Mark Melliar-Smith Age 65 First Elected to Board—2001 Occupation: Chief Executive Officer, Molecular Imprints, Inc.
        Dr. Melliar-Smith is the Chief Executive Officer of Molecular Imprints, Inc., a high resolution nanoimprint lithography manufacturing solutions business based in Austin, Texas, since 2005. From March 2003 to September 2005 he was Chief Operating Officer of Molecular Imprints, Inc. From January 2002 to October 2003, Dr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on telecommunications, semiconductor and software businesses. From January 1997 to December 2001, Dr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry. He received his B.S. and Ph.D. in chemistry from Southampton University in England and his M.B.A. from Rockhurst College. Dr. Melliar-Smith also has served since 2001 as a director of Technitrol, Inc., which changed its name to Pulse Electronics Corp. (NYSE:PULS) in November 2010.
2010 Committees: Nominating and Corporate Governance Committee, Chairman
                               Audit Committee
        Qualifications: Dr. Melliar-Smith has more than 35 years of experience in high technology companies involved in research and development, manufacturing and business unit management. His leadership roles in these companies brings to the Board a strong background in managing issues unique to technology businesses. Dr. Melliar-Smith is also experienced with venture capital and has been involved with several start-up companies, which brings valuable insight to the Board with respect to financing activities.

Richard M. Swanson Age 65 First Elected to Board—2010 Occupation: Founder and President Emeritus of SunPower Corporation
        Dr. Swanson was appointed to the Board of Directors on October 29, 2010. He is the founder of SunPower Corporation, a provider of solar cells, panels, inverters and imaging detectors, and served as its President and Chief Technology Officer from 1992 until May 2010, when he became President Emeritus. Dr. Swanson received his Ph.D. in Electrical Engineering from Stanford University in 1974. In 1976, he joined the faculty at Stanford University where he and his group conceived and developed the point-contact solar cell. In 1991, Dr. Swanson resigned from his faculty position to devote himself full time to SunPower Corporation.
Qualifications: Dr. Swanson's significant experience in the field of solar technology provides unique insight to the Board regarding the Company's renewable energy business, and renewable energy markets, products and regulations, as well as issues unique to the renewable energy sector. His background in electrical engineering provides skills and knowledge directly related to the Company's power business as well. Dr. Swanson's leadership role at SunPower Corporation, and his success in founding and growing the business, provide unique insight and direction to the Company's senior management team.

Jay Walters Age 63 First Elected to Board—2000 Chairman of the Board Occupation: Owner and Executive of Magnolia Enterprises
        Mr. Walters has served on the Board of Directors since 2000 and as Chairman of the Board of Directors since June 2007. Since 2007, Mr. Walters has been an owner and executive of Magnolia Enterprises, a company that restores and manages properties along the Gulf Coast. From March 2000 to June 2007, Mr. Walters was President of New Horizon Services, LLC, a technology consulting company. Prior to joining New Horizon Services, Mr. Walters held several executive positions with Lucent Technologies, Inc. until his retirement in 1999. Mr. Walters received his B.S. in nuclear engineering from the University of Wisconsin and his M.B.A. from Louisiana State University.
Qualifications: Mr. Walters' significant experience in leadership positions with technology companies provides insight to the Board on global and other issues unique to technology businesses.

Non-Independent Common Stock Director Nominee

Richard J. Thompson Age 61 First Elected to Board—2007 Occupation: Chief Executive Officer and President of Power-One, Inc.
        Mr. Thompson has served on the Board of Directors of Power-One, Inc. since 2007. He was appointed to serve as the Company's Chief Executive Officer in February 2008 and assumed responsibility as its President as well in September 2008. From May 2005 until March 2007, Mr. Thompson served as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation (acquired by Schneider Electric in February 2007) and before that he served as Chief Financial Officer, Secretary and Treasurer of Artesyn Technologies for fifteen years. Mr. Thompson earned his B.B.A. from Lamar University in Beaumont, Texas.
Qualifications: Mr. Thompson's role as Power-One's President and Chief Executive Officer provides the Board with a channel for obtaining detailed and specific information about the Company and its operations. Mr. Thompson has demonstrated vision and leadership that returned the Company to profitability in the fourth quarter of fiscal 2009. His significant related business and financial expertise add further value to the Board.

        Although our Preferred Stock Directors are not elected by the holders of our Common Stock, we believe they possess qualifications and experience that add significant value to our Board of Directors.

Non-Independent Preferred Stock Directors

Kyle Ryland Age 45 First Elected to Board—2009 Occupation: Managing Director of Silver Lake Sumeru
        Mr. Ryland joined the Power-One Board of Directors in May 2009 upon the closing of the transactions contemplated by the Securities Purchase Agreement dated April 23, 2009 between the Company and Silver Lake Sumeru Fund L.P. and Silver Lake Technology Investors Sumeru L.P., discussed in detail in the Company's Form 10-K filed on March 17, 2010. Mr. Ryland was re-elected to the Board by the Preferred Stockholders at the 2010 Annual Meeting of Stockholders. Mr. Ryland is a Managing Director of Silver Lake Sumeru, an investment company focused on middle market strategy. He joined Silver Lake Sumeru in 2007 from Shah Capital Partners, an investment company focused on technology companies. Mr. Ryland has in-depth experience with investments, financings and mergers and acquisitions in the technology sector. Before joining Shah Capital, Mr. Ryland was a managing director at Lehman Brothers, where he was the head of Global Technology Investment Banking. Prior to joining Lehman Brothers, he was an investment banker at Robertson Stephens, where he also worked in the venture capital group executing venture capital and leveraged buyout transactions in the technology industry. He holds a B.A. in Political Science and Public Policy Studies from Duke University and an M.B.A. from the Wharton School of Business.
Qualifications: Mr. Ryland's significant experience with investing in technology businesses provides unique insight to the Board on the global trends and performance of similarly situated companies.

Ajay Shah Age 51 First Elected to Board—2009 Occupation: Managing Director of Silver Lake Sumeru

        Mr. Shah joined the Power-One Board of Directors in May 2009 upon the closing of the transactions contemplated by the Securities Purchase Agreement dated April 23, 2009 between the Company and Silver Lake Sumeru Fund L.P. and Silver Lake Technology Investors Sumeru L.P., discussed in detail in the Company's Form 10-K filed on March 17, 2010. Mr. Shah was re-elected by the Preferred Stockholders at the 2010 Annual Meeting of Stockholders. Mr. Shah joined Silver Lake in 2007 as a Managing Director and founded the firm's middle market strategy, Silver Lake Sumeru. Prior to joining Silver Lake, Mr. Shah founded Shah Capital Partners in 2004, and prior to that he founded and managed the Technology Solutions Business of Solectron. Mr. Shah was the CEO of Smart Modular Technologies, a company he co-founded in 1989 and led through its public offering in 1995. Mr. Shah serves on the Board of Smart Modular Technologies (NASDAQ: SMOD) and is its Chairman. Mr. Shah served on the board of Flextronics International Ltd. (NASDAQ: FLEX) from 2005 to 2009. He has a B.S. in Engineering from the University of Baroda and an M.S. in Engineering Management from Stanford University.
Qualifications: Mr. Shah's experience with founding and successfully leading technology businesses, and with investing in technology businesses provides a unique perspective to the Board regarding the Company.

        In an uncontested election, such as the current election, for a Common Stock Director to be elected to the Board, he/she must receive a majority of the votes cast at the Annual Meeting by stockholders entitled to vote thereon, subject to the Company's Majority Voting policy. Under the Company's Majority Voting Policy, for a Common Stock Director nominee to be eligible for nomination for election or re-election to the Board, whether in a contested or uncontested election, the nominee must deliver to the Board an irrevocable resignation letter conditioned upon such nominee's failure to receive, in an uncontested election, a greater number of votes cast in favor of such nominee's election than the number of votes withheld from such nominee's election ("Majority Vote") and to resign upon the acceptance of such resignation by the Board. Upon receipt of a tender of resignation, the Nominating and Corporate Governance Committee will promptly consider the resignation, considering all relevant factors concerning the director, including but not limited to: (i) the stated reasons, if any, why votes were withheld and whether the underlying issue has been or can be cured, (ii) the nominee's length of service, (iii) the nominee's qualifications and contributions, (iv) compliance with exchange listing standards for Board composition, including independence and financial expertise, (v) whether accepting the resignation would trigger a payment under an employment agreement or a "change of control" under a credit or other agreement, and (vi) the best interests of the Corporation and its stockholders, and thereafter make a recommendation to the Board regarding whether the resignation should be accepted. The Board will then act on the Nominating and Corporate Governance Committee's recommendations at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote. In considering the Nominating and Corporate Governance Committee's recommendation, the Board will consider the above-mentioned factors and any additional information and factors the Board deems relevant. The Company will publicly disclose its decision with respect to any resignation in a periodic or current report it files with the SEC.

        Any broker-non votes with respect to the election of one or more directors will not be counted as a vote cast and, therefore, will have no effect on the vote.

        Each of the two Preferred Stock Director nominees are elected by the holders of Preferred Stock, which are both affiliates of Silver Lake Sumeru.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE COMMON STOCK DIRECTORS NAMED HEREIN.

CORPORATE GOVERNANCE

        Power-One's Board of Directors and its executive officers are committed to operating the Company in accordance with established governance principles and sound business practices. This framework provides the fundamental foundation from which the Company's management team pursues long-term strategic objectives aligned with the interests of the Company's stockholders.

Board Composition and Independence

        In accordance with the governance guidelines established by NASDAQ, the Board believes that a majority of its members are independent directors under the NASDAQ Listing Standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each Common Stock Board member and any proposed nominees for Board membership prior to making recommendations to the Board regarding proposed Common Stock Director nominees to serve as directors for the next year. In doing so, the Nominating and Corporate Governance Committee takes into account all relevant facts, circumstances and affiliations, direct or indirect, relationships, and related person transactions that might impact a member's independence from the Company and its management. The Nominating and Corporate Governance Committee has determined that the following directors are independent under the NASDAQ Listing Standards: Messrs. Kendall Bishop, Jon Gacek, Kambiz Hooshmand, Richard Swanson, Jay Walters and Dr. Mark Melliar-Smith. Accordingly, all of the Director nominees for election to the Board of Directors are independent, except Mr. Thompson due to his current service as an executive of the Company, and Messrs. Ryland and Shah, due to their affiliation with the Company's preferred stockholder.

        The Company believes that the composition of its Board represents a diverse range of industry, financial, operational and professional experience. In addition, in an effort to strengthen the effectiveness of the Board and ensure that its members keep abreast of governance and oversight trends and other issues of interest to directors of publicly traded companies, the Company encourages its directors to participate in continuing education programs. The Company purchases memberships in the National Association of Corporate Directors for all members of the Board and encourages their attendance at director continuing education programs. The Company reimburses the reasonable expenses of continuing Board education courses for its Board members.

        The Company's Governance Guidelines state that directors may not stand for re-election after reaching age 75. The Company also requires its directors to offer their resignation whenever their principal employment changes. The Nominating and Corporate Governance Committee then evaluates the director's changed circumstance and its potential impact on the Board member's ability to continue to effectively contribute to the Board's performance of its functions. The Nominating and Corporate Governance Committee makes a recommendation to the Board on whether the member should continue to serve, but the final decision is made by the Board after taking into account the Committee's recommendation. Board members are also required to submit their resignation if they fail to receive a majority of the votes cast in an uncontested election of directors.

Board Responsibilities

        Members of the Company's Board are expected to devote sufficient time and attention to their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities to Power-One. Directors are expected to prepare for and attend all Board meetings and meetings of Committees to which they are assigned absent extenuating circumstances. It is also the Company's policy that Board members attend the Annual Meeting of Stockholders if possible. Regular Board meetings are scheduled quarterly. Special meetings are called whenever necessary or appropriate. Last year, the Board held four quarterly meetings and ten special meetings. Each director attended at least 75% of the Board meetings and meetings of

Committees on which he served in fiscal 2010. All of our then current directors attended the 2010 Annual Meeting of Stockholders or participated telephonically.

        Executive sessions with independent directors typically occur during the regular quarterly meetings of the Board and at any other time that the Board, in its discretion, believes necessary or appropriate. Executive sessions are chaired by Jay Walters, the Chairman of the Board or by his designee. Mr. Walters qualifies as an independent director under the NASDAQ Listing Standards and the Sarbanes-Oxley Act of 2002.

        The Board, and each Committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to members of the Company's management team.

Board Structure

        Currently the roles of Chief Executive Officer and Chairman of the Company are separate, with Mr. Thompson serving as the Chief Executive Officer and Mr. Walters serving as Chairman. The Board has determined that having an independent director serve as Chairman is in the best interests of the Company at this time. It allows the Chief Executive Officer to focus on the strategic direction of the Company and managing the Company's business while the Chairman focuses on Board matters and provides independent oversight and advice to management. Because our Chief Executive Officer does not also serve as the Chairman of the Board, we do not currently have a separate Lead Director. As discussed above, however, the Company's independent directors regularly meet in executive sessions under the leadership of Mr. Walters.

Risk Management and Oversight

        Our full Board of Directors oversees the Company's risk management process. Our Board oversees a Company-wide approach to risk management, carried out by management. Our full Board determines the appropriate risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage and mitigate those risks.

        While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Evaluation of Nominees

        The Nominating and Corporate Governance Committee identifies potential candidates for Board membership as Common Stock Directors through professional search firms and/or personal referrals. Candidates for Board membership as Preferred Stock Directors are identified by the holders of the outstanding Preferred Stock. Candidacy for Board membership requires a determination that the candidate, whether for a position as a Common Stock Director or a Preferred Stock Director, meets the qualifications for Board membership. The final approval of the full Board is required for candidacy as a director. Each year, the Board proposes a slate of nominees for positions as Common Stock Directors to the stockholders, who elect the Common Stock Directors at the Annual Meeting of Stockholders. Stockholders may also propose nominees for candidacy as Common Stock Directors for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure set forth in the Company's Bylaws. See Section 3.13 of the Company's Bylaws and the section entitled "Information About the Annual Meeting and Voting—Stockholder Nomination of a Common Stock Director" in this proxy statement for a description of the information and timing requirements for submitting a nominee to the Company's Corporate Secretary. Candidates selected for nomination to serve as a Common Stock Director and nominees selected to serve as Preferred Stock Directors are expected to demonstrate the highest standards of personal and professional ethics, integrity and values, as well as a commitment to representing the long-term interests of the Company's stockholders. Common Stock Directors are further expected to comply with the requirements of the majority voting policy adopted by the Board of Directors.

        Candidates (including those proposed by our stockholders) are evaluated by the Nominating and Corporate Governance Committee through recommendations, resumes, personal interviews, reference checks and other information deemed appropriate by the Committee.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Company's Board of Directors or with individual directors by writing to:

  Board of Directors
  Power-One, Inc.
  740 Calle Plano
  Camarillo, CA 93012

        A record of all stockholder communications is recorded by the Corporate Secretary, who then reviews the communication. Communications appropriate for Board consideration are promptly forwarded to the Chairman of the Board or the individual director or directors, as applicable. Communications that relate to general surveys, solicitations of business, advertisements, unsolicited resumes, product inquiries or complaints, sales or other communications that are unrelated to the role and responsibilities of the Board are not considered appropriate for action by the Board and are not forwarded. Communications regarding the recommendation of a director nominee are sent to the Chairman of the Nominating and Corporate Governance Committee. Communications regarding accounting or internal controls are sent to the Audit Committee Chairman's attention. The director to whom the communication is forwarded will present the communication to the full Board for discussion at the next regularly scheduled meeting of the Board (or sooner if deemed appropriate by the director) and will make recommendations if appropriate.

STANDING COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee has adopted a Charter that sets forth the Committee's role and responsibilities. The Charters can be found in the "Investor Relations" link in the "Corporate Governance" section of the Company's website at www.power-one.com. The information on our website is not incorporated by reference into this proxy statement.

  Audit Committee

        Power-One's management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management and confirming that they are in compliance with GAAP and with Section 404 of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the Exchange Act. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of these processes and the independence and performance of the independent registered public accounting firm. The Committee also appoints the independent registered public accounting firm.

        None of the Audit Committee members are currently engaged in the practice of public accounting or auditing and they rely upon the information provided to them, and upon the representations made by management and the independent registered public accounting firm, in performing their responsibilities. The Audit Committee is authorized to retain independent experts to advise and consult directly with them if they believe an independent opinion or review of any information provided to them or representations made to them by management or the independent registered public accounting firm is necessary or appropriate.

Composition:	The Audit Committee is a separately designated committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
Charter:
The Audit Committee operates under a written Charter adopted by the Committee and approved and ratified by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website at www.power-one.com in the "Investor Relations" section, under "Corporate Governance," and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One. The information on our website is not incorporated by reference into this proxy statement.
Members:	The Committee consisted of four independent directors during fiscal 2010:
Jon Gacek, Chairman Kendall R. Bishop Mark Melliar-Smith Kambiz Hooshmand
Independence:	Every member of the Audit Committee qualifies as independent under guidelines established by the NASDAQ listing standards for Audit Committee membership and under the Exchange Act.
Financial Expertise:
The Board has determined that all of the Audit Committee members are financially literate under the NASDAQ Listing Standards and that Mr. Gacek qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and that he has accounting or related financial management expertise as required by the NASDAQ Listing Standards under Rule 5605(c)(3). The determination of Mr. Gacek's qualifications is based upon his relevant education, his current and past employment experience in finance and accounting, and his current position as Executive Vice President and Chief Financial Officer of Quantum Corporation.
Meetings:	4 regularly scheduled meetings 4 telephonic meetings

Primary Responsibilities:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.
• Engagement of the independent registered public accounting firm;
• Review and oversight of management's financial reporting process and the services performed by the independent registered public accounting firm;
• Review and oversight of the independence of the independent registered public accounting firm;
• Review and evaluation of the Company's accounting principles and system of internal accounting controls; and
• Review and evaluate the Company's risk assessment, management and mitigation strategies

Compensation Committee

Composition:	The Compensation Committee is a separately designated committee of independent directors.
Charter:
The Compensation Committee operates under a written Charter adopted by the Committee and approved and ratified by the Board of Directors. A copy may be found on the Company's website at www.power-one.com in the "Investor Relations" section under "Corporate Governance," and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One. The information on our website is not incorporated by reference into this proxy statement.
Members:	The Committee consisted of three independent directors at all times during fiscal 2010:
Kendall R. Bishop, Chairman Jon Gacek Kambiz Hooshmand
Independence:	All of the Compensation Committee members are independent, as independence is defined in the NASDAQ Listing Standards and under the rules and regulations of the Securities and Exchange Commission.
Meetings:	4 regularly scheduled meetings 5 telephonic meetings

Primary Responsibilities:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.
• Evaluate the performance of the Chief Executive Officer and set the compensation of the Chief Executive Officer based upon such evaluation and the evaluation of the Board;
• Approve the compensation of the Company's Named Executive Officers based upon the evaluation of their performance by the Chief Executive Officer and upon his recommendations;
• Administer the Company's stock incentive plans;
• Approve the Company's non-equity incentive plans and establish criteria for bonus awards;
• Set the compensation for the members of the Board of Directors, taking into consideration the level of director compensation at comparable companies; and
• Make recommendations to the Board of Directors regarding the overall compensation program and adoption of other compensation plans as may from time to time be deemed appropriate.
Delegation of Authority:
The Compensation Committee is not authorized to delegate its authority with respect to the compensation of Directors and Named Executive Officers. The Named Executive Officers, do not have any role in formally setting or establishing the form or amount of compensation they are paid, except to the extent that the Chief Executive Officer makes recommendations to and consults with the Compensation Committee regarding the compensation of the Named Executive Officers who are his direct reports.

Pursuant to its Charter, the Compensation Committee is authorized to retain independent consultants and other outside experts or advisors as necessary or appropriate to carry out its duties. During the fourth quarter of fiscal 2009, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide advice to the Committee on various compensation issues throughout 2010, including recommendations with respect to 2010 compensation for the Named Executive Officers. Compensia also advised the Committee with respect to 2011 compensation for the Named Executive Officers. Details with respect to Compensia's engagement during 2010 are set forth below in the section titled "Director Compensation 2010" on page 24 and in the section titled "Executive Officers" on page 38.

Risk Analysis:	In 2010, the Committee took steps to analyze the current risk profile of the Company's executive and broad-based compensation programs. As part of this evaluation, the Committee reviewed the Company's executive compensation structure and noted numerous ways in which risk is potentially mitigated. These included:
• The structure of the Company's compensatory programs, which consist of both fixed and variable compensation.
• The use of multiple performance metrics under the Company's incentive plans.

•       The use of performance metrics under the Company's incentive plans that are associated with profitability (such as revenue, gross margins, operating profits and EBITDA), which encourages plan participants to take a balanced approach that focuses on long-term profitability, which is coupled with internal controls that the Committee views as strict and effective.

• The use of stock ownership guidelines for executive officers and directors.
In light of its analysis, the Committee believes that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

Structure:	Separately designated committee of independent directors.
Charter:
The Nominating and Corporate Governance Committee operates under a written Charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company's website at www.power-one.com in the "Investor Relations" section under "Corporate Governance" and is available in print to any stockholder who requests it from the Corporate Secretary of Power-One. The information on our website is not incorporated by reference into this proxy statement.
Members:	The Committee consisted of two independent directors during fiscal 2010:
Mark Melliar-Smith, Chairman Kendall R. Bishop
Independence:	Both of the Nominating and Corporate Governance Committee members are independent, as independence is defined in the NASDAQ Listing Standards
Meetings:	3 regularly scheduled meetings 1 telephonic meeting
Primary Responsibilities:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the Committee's functions is set forth in the Committee Charter.

• Establish qualifications for board membership;

•       If applicable, evaluate stockholder nominees for Common Stock Director who are properly presented to the Company. See above under section titled "Stockholder Nomination of a Director" for information on the process for presenting stockholder nominees;

• Recommend Common Stock Director nominees to the Board both for the Annual Meeting of Stockholders and to fill vacancies that occur between the annual meetings;
• Assist the Board in devising a methodology for annually evaluating the Board's performance and effectiveness and review and report on the annual evaluations;
• Evaluate the independence of Board members and nominees, as defined in the NASDAQ Listing Standards and under the rules and regulations of the Securities Exchange Commission;
• Make recommendations regarding the size of the Board, committee structure and committee assignments and frequency of regular Board meetings; and
• Discuss and make recommendations to the full Board regarding the Company's Corporate Governance Guidelines.

Compensation of Directors

Compensation Program for Independent Common Stock Directors

        For fiscal 2010, the annual compensation program for Independent Common Stock Directors included both a cash component and an equity component. The compensation program was approved by the Board in February 2010, based on the recommendation of the Compensation Committee following a review of the directors' compensation by the Compensation Committee's independent consultant, Compensia, who was hired in the fourth quarter of fiscal 2009 to provide advice to the Committee on various compensation issues throughout 2010, including making recommendations with respect to compensation. Compensia was requested to review the compensation of the independent Common Stock Directors in light of market practices and recent trends and developments and to present a summary of its findings and preliminary observations, along with a detailed analysis of the compensation programs of the Company's Peer Companies(1) to the Compensation Committee. Following its review of the Independent Common Stock Directors' compensation program, Compensia recommended a retainer-based structure competitive with the market median for comparable companies and further recommended that individual meeting fees be discontinued, except as needed to compensate for extraordinary circumstances requiring unusual time commitments.

(1)
Peer companies used for analysis by Compensia Inc., were Advanced Energy Industries American Superconductor, Broadwind Energy, Energy Conversion Devices, EnerNOC, ESCO Technologies, Evergreen Solar, Fuel Systems Solutions, FuelCell Energy, GT Solar, Maxwell, Powell Industries, SunPower, Technitrol

        The following table sets forth the retainer based compensation structure adopted by the Board of Directors on February 16, 2010.

	Chair Retainer	Member Retainer	Meetings Covered by Retainer(1)	Per Meeting Fee Thereafter (at Chair's Discretion)
Board	$65,000	$35,000	8	$1,500
Audit Committee	$18,000	$10,000	12	$1,000
Compensation Committee	$12,000	$5,000	8	$1,000
Nominating & Corporate Governance Committee	$10,000	$2,500	6	$1,000

        We believe a significant portion of our directors' compensation should be in the form of equity to align their interests with those of our stockholders. Following its review of our Independent Common Stock Director compensation program, Compensia recommended that the Board shift to a "target grant value approach" for awarding equity, which is used by a majority of the Peer Companies. Under this approach, each year the Independent Common Stock Directors receive a grant of Restricted Stock Units, the number of shares subject to which is determined by dividing the target grant value by the 10-day average stock price immediately prior to the grant date. In February 2010, the Board approved the following target grant value amounts for the initial and annual equity awards to the Independent Common Stock Directors.

Annual Grant	$75,000
Initial Grant	$125,000
Non-Executive Board
Chair	$20,000	(2)

(1)
The annual retainer is intended to provide fair compensation for an anticipated number of meetings, after which a per meeting fee may be paid at the discretion of the Chairman of the Board or the Chairman of the applicable committee. Directors may also receive additional compensation for service on special committees created by the Board from time-to-time to address specific issues. The Company also reimburses non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and Committee meetings and meetings of the National Association of Corporate Directors. None of the Independent Common Stock Directors receive any other compensation from the Company for their services as directors. Prior to February 2010, in addition to an annual retainer, Independent Common Stock Directors received meeting fees in the amount of $3,000 per day for in person meetings and $1,000 per day for telephonic meetings that exceeded two hours and involved substantial time and preparation.

(2)
In addition to annual grant.

        The Independent Common Stock Directors are eligible for an annual award if they have served on the Board at least 180 days prior to the date of the Annual Meeting of Stockholders. Annual equity awards vest on the earlier to occur of (i) the first anniversary of the grant or (ii) one day before the next Annual Meeting of Stockholder. Grants made to the Independent Common Stock Directors upon their initial election or appointment to the Board vest in equal installments over a period of three years on the first to occur in each year of (i) the anniversary of the grant or (ii) one day before the Annual Meeting of Stockholder's. Awards available under the target grant value approach are capped at 37,500 shares for annual grants to Board members other than the Chairman of the Board, at 50,000 shares for annual grants to the Chairman of the Board and at 62,500 shares for initial grants to new Board members.

        Upon election to the Board of Directors at the Annual Meeting of Stockholders held on May 24, 2010, each Independent Common Stock Director other than the Chairman of the Board received an annual equity grant valued at $75,000. The average per share price based upon on the 10 day average price of the Company's Common Stock leading up to the grant date was $7.52, which translated into awards of 9,973 shares for Messrs. Bishop, Gacek, and Hooshmand, and Dr. Melliar-Smith. Mr. Walters received an annual equity grant valued at $95,000 due to his service as Chairman of the Board, which, at an average price of $7.52 per share translated to an award of 12,633 shares. Upon election to the Board in October 2010, Dr. Swanson received an initial grant valued at $125,000, which at $10.59 per share translated into an award of 11,797 shares.

Stock Ownership Guidelines

        In July 2008 the Company established stock ownership guidelines for directors, which guidelines were amended in February 2010 to increase the value of Common Stock required to be held by the Independent Common Stock Directors from $100,000 to three times the value of the stock component of a director's annual compensation, or $225,000 under the current compensation plan for all Independent Common Stock Directors except the Chairman of the Board, who is required to own stock valued at $300,000. Directors have five years after the later of February 2010 or the date upon which a director is appointed to the Board to satisfy these stock ownership guidelines. As of January 2011, each of the Independent Common Stock Directors either already met his stock ownership target or was on track to meet his stock ownership target within the required timeframe.

Other Compensation, Plans or Benefits

        The Company does not provide the Independent Common Stock Directors with any other compensation, benefits, compensation deferral arrangements, perquisites, severance, or other consideration for service to the Company as a director. All directors are entitled to participate in the medical benefit programs offered to the Company's employees; however, at his own expense. The following table presents information regarding the compensation paid to each of our Independent Common Stock Directors for fiscal 2010. Non-Independent Common Stock Directors and Preferred Stock Directors do not receive any compensation in cash or equity for their service to the Board. Thus, Messrs. Thompson, Ryland or Shah did not receive any compensation for their service to the Board in fiscal 2010.

DIRECTOR COMPENSATION 2010

Name(a)	Fees Earned Or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Total ($) (d)
Kendall R. Bishop	91,500	67,916	159,416
Jon Gacek	80,000	67,916	147,916
Kambiz Hooshmand	62,000	67,916	129,916
Mark Melliar-Smith	80,000	67,916	147,916
Richard M. Swanson	8,750	122,925	131,675
Jay Walters	85,000	86,031	171,031

(1)
Amounts reported reflect the aggregate grant date fair value of the stock awards granted during fiscal 2010 computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes (disregarding any estimate of forfeitures related to service-based vesting conditions). Mr. Walters received 12,633 restricted stock units, Messrs. Bishop, Gacek, and Hooshmand and Dr. Melliar-Smith each received 9,973 restricted stock units and Dr. Swanson received 11,797 restricted stock units for his initial grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported in the table above, please see the discussion of stock awards and option awards contained in Note 14 to the Company's Consolidated Financial Statements, included as part of the Company's 2011 Annual Report to Stockholders filed on Form 10-K and incorporated herein by reference.

        The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each Independent Common Stock Director as of January 2, 2011.

Director	(1996 Stock Incentive Plan) Number of Shares Subject to Outstanding Options as of 01/02/11	(2004 Stock Incentive Plan) Number of Shares Subject to Outstanding Options as of 01/02/11	(2004 Stock Incentive Plan) Number of Unvested Shares of Restricted Stock as of 01/02/11
Kendall R. Bishop	10,000	30,000	9,973
Jon Gacek	0	10,000	13,981
Kambiz Hooshmand	0	30,000	9,973
Mark Melliar-Smith	52,500	20,000	9,973
Richard M. Swanson	0	0	11,797
Jay Walters	22,500	35,000	12,633

PROPOSAL TWO

ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Company's stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company's executives, as disclosed in this proxy statement in accordance with the SEC's rules (commonly referred to as a "say on pay" vote). The Company is asking its stockholders to approve an advisory resolution on the compensation of the Company's Named Executive Officers as reported in this proxy statement. While this vote is non-binding, the Compensation Committee of the Board values the opinions of the Company's stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this proxy statement, the Committee will take into account stockholders' concerns and will evaluate whether any actions are necessary to address those concerns.

        The Compensation Committee has structured the Company's executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Pay For Performance	• Aligns executive compensation with short-term and long-term Company, business unit and individual performance
• Sets a significant portion of each Named Executive Officer's target total direct compensation in the form of variable compensation
Stay True to Our Values	• Provides limited executive perquisites
• Requires our executives to own a specified amount of Company stock
Attract and Retain Top Talent

•       Targets base compensation competitive with the market median based on our Peer Companies. The Committee reserves discretion to set base salaries above median to reward extraordinary leadership and Company performance that exceeds market and that of the Peer Companies. Total compensation is structured to allow the executives to be in the top quartile compared to the Peer Companies based upon the performance of the Company and the individual.

• Competes effectively for the highest quality people who will determine our long-term success

        As discussed in the Compensation Discussion and Analysis beginning on page 28 of this proxy statement, the Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executives with those of our stockholders. We urge our stockholders to read the "Compensation Discussion and Analysis" which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, appearing on pages 39 through 48, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believes that the policies and practices discussed in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to the Company's recent and long-term success.

        In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board of Directors asks the Company's stockholders to vote "FOR" the following resolution at the 2011 Annual Meeting of Stockholders:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in the proxy statement for the Company's 2011 Annual Meeting of Stockholders."

        The approval of the advisory resolution of the compensation of the Named Executive Officers requires the approval of a majority of the voting power of the shares of Common Stock and Preferred

Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. For purposes of this proposal, abstentions will have the same effect as a negative vote, while broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

 PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to recently adopted Dodd-Frank Act, the Board is asking the Company's stockholders to vote on whether future advisory votes on the compensation of the Named Executive Officers in the nature of a proposal similar to that reflected in Proposal Number Two above, should occur every year, every two years or every three years.

        After careful consideration, the Board has determined that holding an advisory vote on the compensation of the Named Executive Officers every two years is the most appropriate policy for the Company, and recommends that the Company's stockholders vote for future advisory votes on the compensation of the Named Executive Officers every two years. The Company's executive compensation program is designed to promote a long-term connection between pay and performance and although executive compensation disclosures are made annually, holding a biennial advisory vote on Named Executive Officer compensation serves the dual purpose of providing our stockholders with recent and timely compensation disclosures while providing sufficient time for management to demonstrate a performance trend and for the stockholders to evaluate the Company's overall compensation strategy, design, philosophy and implementation in light of management's performance. A two year period is aligned with the longer-term view that the Compensation Committee takes with respect to significant components of our executive compensation program and also provides stockholders with a sufficient opportunity to evaluate the effectiveness of our compensation program over a period long enough to evaluate performance.

        Stockholders are advised that because the advisory vote on the compensation of the Named Executive Officers occurs well after the beginning of the compensation year, it may not be appropriate or feasible to change our executive compensation program in consideration of an annual advisory vote on Named Executive Officer compensation. We nevertheless believe that a biennial advisory vote on the compensation of the Named Executive Officers is consistent with our practice of respecting the opinions of our stockholders on governance matters, including the Company's practice of having all directors elected annually by our Common Stock and Preferred Stock stockholders and annually providing our stockholders with an opportunity to ratify the Audit Committee's selection of independent auditors.

        This advisory vote on the frequency of future advisory votes on the compensation of Named Executive Officers compensation is non-binding on the Board and the Compensation Committee. Stockholders will be able to specify one of four choices for this proposal on the proxy card: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the stockholders votes, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to existing compensation programs.

        The advisory recommendation on the frequency of future advisory votes on executive compensation requires the approval of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote on thereon. Stockholders may vote in favor of holding future executive compensation advisory votes every year, every two years or every three years, or may choose to abstain. For purposes of this proposal, abstentions will have the same effect as no vote, and broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR EVERY TWO YEARS" TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for overseeing the compensation of the Company's Chief Executive Officer (the "CEO"), the Chief Financial Officer and the executives who directly report to the CEO (including all of the other Named Executive Officers) and for ensuring that the Company's compensation program meets the objectives of attracting, retaining, motivating and fairly compensating the Company's senior executives and closely aligning their interests with those of the Company's stockholders.

        This Compensation Discussion and Analysis, is designed to assist the Company's stockholders in understanding the objectives of our compensation strategy for our named executive officers whose compensation is reported in this year's proxy statement ("Named Executive Officers") and to fully describe the various components of the compensation paid to or earned by our Named Executive Officers in fiscal 2010, as well as the basis for the Committee's decisions regarding such compensation. The Named Executive Officers for fiscal 2010 were:

  •
  Richard Thompson, President and CEO;

  •
  Gary Larsen, Senior Vice President, Finance, and Chief Financial Officer (the "CFO") from August 16, 2010 to present;

  •
  Linda Heller, former Senior Vice President, Finance, and Chief Financial Officer (the "former CFO") from January 3, 2010 until August 13, 2010;

  •
  Alex Levran, President, Renewable Energy Solutions (the "President RES");

  •
  Neil Dial, Senior Vice President, Operations (the "SVP Operations"); and

  •
  Tina McKnight, General Counsel and Secretary (the "GC").

Executive Compensation Program Philosophies and Objectives

        The Committee believes that bonuses, incentive payments and other performance based awards must be linked to measurable performance metrics associated with key financial and operational benchmarks and that incentive compensation should reflect the scope of an individual's responsibilities, his or her ability to impact the Company's performance and actual contribution to the Company's success. The Committee also believes that equity should represent a meaningful portion of an executive's total compensation in order to closely align their interests with the interests of the Company's stockholders and to ensure that stockholder value remains a primary objective for the executives. The Committee also strives to balance current results with future expectations and believes that in certain circumstances, it may be appropriate to award a salary increase, discretionary bonus or other form of compensation as a reward for outstanding performance by an individual and as an effective tool for retaining key executives responsible for the performance of mission critical tasks that may not necessarily result in immediate financial performance improvement for the Company.

        Market competitiveness and equitable principles are central elements of the Committee's compensation policies. The aggregate compensation of each Named Executive Officer is evaluated by comparison to that of executives at similar companies in related industries who hold the same positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. Such an analysis was undertaken with the assistance of Compensia in late 2009 for consideration with respect to the 2010 compensation of the Named Executive Officers. Compensia was asked to review the Company's total target cash compensation, including non-equity incentives, and its long-term incentives to determine whether target total direct compensation was competitive in light of the Company's performance against its peers. The Compensation Committee worked with Compensia to develop a peer group for purposes of understanding market competitive pay levels and practices. In selecting peer companies, the Company/Compensia targeted U.S.-based publicly-traded companies that were generally within 0.5x to 2.0x Power-One's revenues and number of employees and within 0.33x to 3.0x Power-One's market capitalization. At the time the Peer Companies were selected, Power-One's trailing-twelve month revenues and fiscal year end number of employees were both above the median of the peer group whereas Power-One's market capitalization was below the median of the Peer Group. The peer companies used for the analysis are as follows: Advanced Energy Industries American Superconductor, Broadwind Energy, Energy Conversion Devices, EnerNOC, ESCO Technologies, Evergreen Solar, Fuel Systems Solutions, FuelCell Energy, GT Solar, Maxwell, Powell Industries, SunPower, and Technitrol and represent the same Peer Companies used to review the compensation of the Board. In addition to retaining the services of a compensation consultant, from time-to-time the Committee may review publicly disclosed compensation information of the named executive officers of other companies in related industries within comparative geographical regions and of companies with whom we compete with for executives.

        The Committee also places significant weight upon an individual executive's role within the Company, his or her leadership responsibilities, performance during the last year, his or her ability to impact the overall performance of the Company and his or her contribution to the Company's recent performance in making compensation decisions.

        The Committee's compensation objectives include:

  •
  providing a competitive total compensation package that enables the Company to attract and retain key executives with the requisite skills, experience and vision to manage our business;

  •
  motivating achievement of annual target performance goals by providing short-term compensation opportunities linked to performance;

  •
  providing long-term compensation incentives, primarily through equity awards, that align executive compensation with the interests of the Company's stockholders; and

  •
  promoting ownership of the Company's stock by its executives to further align the interests of executives with those of the Company's stockholders. In February 2010, the Company adopted the following stock ownership guidelines for the CEO and his direct reports (including all of the other Named Executive Officers).

CEO	5 × salary	Five years to comply
Direct Reports	3 × salary	Five years to comply

    For purposes of monitoring compliance with the guidelines, the Committee uses the higher of (i) the market price of the Company's Common Stock at the close of trading on the date of acquisition or vesting or (ii) the market price of the Company's Common Stock at the close of trading on the first trading day of the Company's fiscal year. Vested stock options owned by executives are counted toward their stock ownership requirement and are calculated at the in-the-money value of the option on the date of valuation.

    Once an executive achieves the applicable target level of stock ownership, he or she will remain in compliance with the stock ownership guidelines if the executive does not sell stock or initiate a cashless exercise of options. Sales of stock and cashless exercises of options are deducted from the stock ownership valuation. As of January 2011, each of the Named Executive Officers either already met his or her stock ownership target or was on track to meet his or her stock ownership target within the required time frame.

Establishing Executive Compensation

        The ultimate decision making authority and final approval of the compensation packages for the Named Executive Officers resides with the Compensation Committee. The Compensation Committee evaluates the CEO's compensation annually in light of his performance against pre-established performance objectives set for the Company and any individual performance objectives assigned to the CEO from time-to-time. In 2010, the performance of all of the Named Executive Officers was measured against the corporate objectives discussed below in "Short-Term Incentives—Cash Bonus Plan". The Committee determined that due to the transformational nature of the business in 2010, it was in the best interests of the Company and its stockholders for all of the Named Executive Officers to share common goals and to remain focused on a unified roadmap for the near future. For that reason, in 2010 all of the Named Executive Officers were measured against financial goals set for the Company at the beginning of fiscal 2010. The goals set for the Company and for all of the Named Executive Officers focused on revenue, adjusted EBITDA, and cash from operations.

        The Committee has the sole authority to set the CEO's compensation based on its evaluation of the CEO's performance and upon its review of the CEO's compensation relative to the other Named Executive Officers and to the compensation of the CEO's of the Peer Companies. Annually, the CEO evaluates the performance of his direct reports, which includes all of the other Named Executive Officers against the corporate objectives set for the Company at the beginning of the year and, if applicable, against personal objectives set for each individual Named Executive Officer by the CEO. In 2010, personal objectives were not set for the Named Executive Officers. Based upon his evaluation of each Named Executive Officer, the CEO makes compensation recommendations for each Named Executive Officer to the Committee for its review and approval. The Committee determines for the CEO and, after consideration of the CEO's recommendations for the other Named Executive Officers, established the aggregate compensation opportunities available for that fiscal year, based upon a number of factors, including the executive's position, experience and performance (particularly over the past year, if applicable), as well as competitive market data, if available, and retention concerns.

Elements of Executive Compensation

        The Committee's objectives are implemented through the Company's executive compensation program, which is comprised of three primary elements: base salary, annual incentive compensation and long-term incentive compensation. The table below lists each material element of executive compensation, the objective(s) that it is designed to achieve, and the characteristics of each compensation element.

 Key Elements of Compensation

Element	Objective(s)	Characteristics
Base Salary	• Attract and retain qualified executives • Set compensation at a competitive median level compared to the Peer Companies and based upon an individual executive's skills, experience and performance

•       Not at risk

•       Commensurate with position level of responsibility and leadership role.

•       Intended to be within range of the market median of the Peer Company executives with similar roles and responsibilities for companies of comparable size and in comparable industries and geographic locations The Committee places significant weight upon an executive's role within the Company, his or her leadership responsibilities, performance during the last year, his or her ability to impact the overall performance of the Company and his or her contribution to the Company's recent performance. Executives are eligible for annual merit increases and adjustments for changes in job scope.

Annual Incentives	• Attract and retain qualified executives • Motivate and reward achievement of Company-wide and individual annual goals and objectives

•       At risk

•       This element includes performance-based cash awards.

•       The amount an executive is eligible to receive is based upon job function, level of responsibility and ability to impact the Company's performance.

•       The amount paid in 2010 was determined by the achievement of the Company's pre-determined financial objectives.

Long-Term Incentives	• Attract and retain qualified executives • Align the interests of executives with those of the Company's stockholders • Provide long-term rewards for executives based upon stock price appreciation	• At risk • The level of reward realized depends upon the Company's stock price performance. • Awards typically vest over three to four years, thereby influencing retention.

        Secondary elements of executive compensation include the health and welfare benefits and perquisites discussed below that serve to attract and retain qualified executives; however, the Committee's philosophy is that a significant portion of executive compensation should not be in the form of executive benefits and perquisites. To the extent that they are provided, such elements are typically not at risk and involve costs that are generally fixed.

        The Committee believes that both annual and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive and further believes that a significant portion of executive compensation should be linked to stockholder value. Accordingly, the aggregate compensation paid to each Named Executive Officer is significantly weighted toward annual and long-term incentive compensation, both of which are "at risk" if the Company does not achieve its operating goals and strategic objectives and/or are tied directly to the Company's stock price performance. At risk compensation reflects the Committee's position that executives and key employees should be paid for performance.

        The actual pay mix for our CEO and the three other Named Executive Officers who were employed by Power-One for the entire 2010 fiscal year is shown below:

1.
Other Named Executive Officers include: Alex Levran, Neil Dial and Tina McKnight.

Base Salary

        We view base salary as an important component of each Named Executive Officer's overall compensation package. We strive to provide our Named Executive Officers with base salaries that are aligned with their roles and responsibilities and that we believe to be competitive when compared to our Peer Companies. Base salaries are reviewed annually and at the time of promotion or other significant changes in responsibilities. The Committee sets the base salary of our CEO and considers the recommendations of the CEO for the base salaries of the Named Executive Officers, with a goal toward setting base salary compensation competitive with the market median of the Peer Companies and taking into account the level of responsibility, experience and tenure of the individual, and the amount of performance-based incentives received or granted each year. The Committee exercises discretion to compensate above the market median to recognize sustained exemplary performance and contribution and for certain key executives who are critical to achievement of the Company's mission. As noted below, Dr. Levran received an additional increase in 2010 in recognition of his appointment as President of the Renewable Energy Solutions business and for his contribution to the Company's success and achievement of its financial goals in 2010.

        Effective February 1, 2010, each of our Named Executives Officers received annual base salary increases as follows: Mr. Thompson received an increase of 10% to $550,000, bringing him between the median and 75th percentile for the CEO's of the Peer Companies and rewarding him for his strong performance in 2009; Dr. Levran received an increase of 6% to $350,000, bringing his base salary above the 75th percentile for his position as Chief Technology Officer; Mr. Dial received an increase of 4% to $365,000, bringing him above the 75th percentile for the top operations executive of the Peer Companies; Ms. Heller received an increase of 4% to $260,000 which was below the 25th percentile for Chief Financial Officers of the Peer Companies and Ms. McKnight received an increase of 8% to $270,000, which approximates market median in recognition of her contribution to the Company's overall performance in 2009 and in recognition of the additional human resources responsibilities she assumed while the position of Vice President, Human Resources was vacant. In September 2010, the Committee approved a further increase of approximately 14% for Dr. Levran in recognition of his appointment as President of the Renewable Energy Solutions business unit, bringing his base salary to $400,000, slightly above the 75th percentile of the Peer Companies. The increase was approved in consideration of Dr. Levran's heightened leadership role as President of the Company's Renewable Energy Solutions business and his role in the Company's overall performance during the first half of 2010.

Short-term Incentives—Cash Bonus Plans

        Annual incentive compensation is a key means for implementing the Committee's philosophy that executives should be paid for performance. The Management Incentive Plan (the "MIP") is a bonus plan that rewards eligible participants, including the Named Executive Officers, for achievement of pre-established target performance objectives and individual goals. The employees most responsible for the Company's financial performance, including our Named Executive Officers, participate in the MIP. In fiscal 2010 there were approximately 38 plan participants, including each of our Named Executive Officers. The target award opportunities under the MIP for fiscal 2010 (the "2010 MIP") for the Named Executive Officers were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity (as a percentage of base salary)
Mr. Thompson	100%
Dr. Levran	75%
Mr. Dial	60%
Mr. Larsen	60%
Ms. McKnight	50%

        Ms. Heller was not eligible to receive an annual incentive award under the 2010 MIP as she was not employed by the Company on the payout date. All MIP participants were eligible to earn a multiplier to increase the incentive payout by up to an additional 200% (for a total potential payout of 300% of the target annual incentive award opportunity) based upon the level of achievement of the pre-established fiscal 2010 performance objectives. The pre-established performance objectives for 2010 are set forth below as part of the following table. The dollar range of the potential fiscal 2010 annual incentive awards for the Named Executive Officers, including threshold, target and maximum award levels, is presented in the "Grants of Plan-Based Awards" table. All Named Executive Officers were evaluated based upon (i) revenue achievement, (ii) profitability (based on "Adjusted EBITDA", defined as EBITDA on a GAAP basis adding back the expense accrued on the 2010 MIP Plan) and (iii) cash from operations. The target performance levels under each of these criteria reflected the Company's operating plan for fiscal 2010 and were viewed as attainable in light of market conditions and industry trends, whereas the maximum performance level was viewed as a significant yet realistic challenge to management to increase revenue and operating efficiencies that impact net income.

        The following were the performance metrics, relative weighting of each metric with respect to each Named Executive Officer's annual incentive award opportunity and the performance results under the

2010 MIP for each Named Executive Officer. The actual amounts earned by each Named Executive Officer are set forth in the Summary Compensation Table.

Performance Criteria (Performance Score)(1)	Richard Thompson	Gary Larsen (1)	Neil Dial	Alex Levran	Tina McKnight
Overall Financial Metrics (100%)
(1) Revenue (40%)	40%	40%	40%	40%	40%
(2) Adjusted EBITDA (40%)	40%	40%	40%	40%	40%
(3) Cash from Operations (20%)	20%	20%	20%	20%	20%
Performance Metrics Achieved (% of Target)
(4) Sum of lines 1, 2 and 3	100%	100%	100%	100%	100%
(5) Plan Funding Amount (% of Target Bonus (2))	300%	300%	300%	300%	300%
(6) Bonus Payout (% of target bonus) (line 4 × line 5)	300%	300%	300%	300%	300%

(1)
2010 MIP performance targets were: Threshold—$66 million Adjusted EBITDA, $435 million revenue, $40 million cash from operations; Target (and Maximum)—$83 million Adjusted EBITDA, $535 million revenue, $50 million cash from operations. Mr. Larsen's actual payout was pro-rated in light of his August 16, 2010 start date. Actual 2010 performance on all three metrics was above the maximum level.

(2)
2010 MIP targets for plan funding were determined by Adjusted EBITDA as follows: Threshold—$66 million, Target—$83 million, Maximum—$125 million. For performance between threshold and target, funding was 50% of Target, plus 3% per $1 million of Adjusted EBITDA. For performance between Target and Maximum, funding was $100% of Target, plus approximately 4.75% per $1 million of Adjusted EBITDA. Funding between Target and Maximum was subject to a reduction of 1% for each $1 million of revenue that the Power Solutions business fell below $325 million. Actual 2010 Adjusted EBITDA was above the Maximum level. Power revenue was above the $325 million level resulting in no adjustment in funding.

Long-Term Incentives—Equity Compensation

        Historically, the cash compensation of the Named Executive Officers has been supplemented with equity awards that tie their overall compensation to the performance of the Company's Common Stock. In fiscal 2010, equity awards were granted to the Named Executive Officers as summarized in the Grants of Plan Based Awards—Fiscal 2010 table on page 39. The Committee adopted a strategy in 2010 to award equity to new employees using a ratio of 25% restricted stock units and 75% stock options for each award, and reserving discretion to award grants consisting of a mix of restricted stock units and stock options to existing employees or grants of 100% restricted stock units for purposes of awarding exemplary performance and minimizing the use of remaining shares available for grant under the 2004 Plan. Unlike stock options, restricted stock units have some financial value regardless of stock price volatility and therefore fewer are typically granted in comparison to options to realize the same incentive value for an executive or key employee. The ultimate value of both types of awards are directly related to the value of the Company's Common Stock and both types of awards incent executives and key employees to achieve the Company's goals and targets. The Committee believes this strategy serves the dual function of retaining executives and rewarding them for performance, and that it also aligns the interests of the Company's executives with those of its stockholders. The Committee determines, on a discretionary basis, whether an equity award should be granted and the number of shares of Common Stock subject to the award. In 2010, the Committee also adopted a policy of granting equity awards to the Company's employees once each year at the Board meeting immediately following the Annual Meeting of Stockholders, but it reserved discretion to award equity at other times if appropriate and as an employment incentive for certain new hires.

Restricted Stock Units and Stock Options

        At various meetings throughout the year, the Committee considered recommendations for equity awards to the Named Executive Officers. The Committee determined that the proposed awards met the compensation objectives and strategy described under "Elements of Compensation" above and ensured the long-term retention of key employees critical to achievement of the Company's mission. In reaching its decisions, the Committee took into consideration the fact that 2010 was a transformational year for the Company in which the business grew by 143% and Power-One became the second largest manufacturer of Renewable Energy inverters worldwide. The Company returned to profitability in the fourth quarter of 2009 and continued that trend throughout 2010, creating significant improvements in gross margin and operating expense throughout the year. In particular, the Committee considered the role that the CEO and each of the Named Executive Officers played in the successful transformation of the Company. The CEO was granted three separate awards of restricted stock units in February, June and October and stock options in June in recognition of his ongoing leadership of the Company during multiple refinance activities and during restructuring efforts that resulted in significant cost reductions and that returned the Company to operational profitability. The other Named Executive Officers, except Ms. Heller who left the Company in August 2010 and Mr. Larsen who joined the Company in August 2010, were awarded restricted stock units in June and October and stock options in June. The Committee considered Dr. Levran's mission critical role in leading the success of the Renewable Energy Solutions business in 2010, as well as his role in establishing the digital power technology licensing program and setting the Company's technology and product roadmap for 2010. Mr. Dial received equity awards in recognition of his role in executing the Company's plan of reorganization with respect to its worldwide operations, which included opening two new plants in Asia and a plant in North America during 2010. Ms. McKnight was awarded equity in 2010 in recognition of her overall support of the Company during its transition, including her role in providing legal support for key transactions and business opportunities, and her responsibilities as Vice President, Human Resources while that position was vacant.

        The restricted stock unit awards and stock option grants for the Named Executive Officers are reported in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table below.

Other Benefits and Perquisites

        The Named Executive Officers either participate in or are eligible to participate in our employee benefit plans and programs on the same terms as other employees, including the Company's medical and dental insurance, term life insurance, short-term disability insurance, long-term disability insurance and paid time-off plans. As more fully described in the Summary Compensation Table on page 39, the Company provided living allowances for the CEO and SVP of Operations until August and September 2010, respectively, pursuant to the terms of their respective employment agreement and offer letter, and provided certain relocation benefits for the CFO to assist with the relocation of his family to Southern California. The temporary living expense associated with the CFO's relocation package terminated in February 2011. The Company also reimburses executives for expenses incurred in connection with their employment. Nominal automobile allowances are also provided to each of the Named Executive Officers as well as to certain other employees of the Company. The value of all benefits and perquisites provided to our Named Executive Officers is reported in the Summary Compensation Table below.

Employment, Change in Control and Other Agreements

        The Company provides each of the Named Executive Officers and certain other key employees with severance benefits under individual change in control agreements (the "CIC Agreements"), which are triggered if the individual's employment is terminated within a certain period of time following a change in control of the Company. The form of CIC Agreements used by the Company was adopted in May 2007 and is intended to ensure that in the event of a proposed change in control, the executives and other key employees remain focused upon the pending transaction. The Board believes that providing executives and key employees with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and its stockholders by eliminating personal concerns and uncertainties the executive or employee might otherwise have. The Board believes these agreements offer a fair reward for hard work and value creation, assist in retaining executives during a time of transition and provide incentives for them to remain with the Company during periods of uncertainty.

        The potential payouts to the Named Executive Officers under the CIC agreements are presented in the Change in Control Table below. Benefits under the CIC Agreements are only available if an executive is terminated without cause following a "Change in Control", as defined by the agreements, or if the executive terminates his or her employment for "Good Reason", as defined in the CIC Agreements, following a change in control of the Company.

        In addition, upon a change in control, all outstanding equity-based awards for Named Executive Officers and other key employees with CIC agreements who have received equity awards generally accelerate whether or not employment terminates. The Board believes it is appropriate to fully vest equity awards in change in control situations to allow the equity award holder to benefit from any gain in the stock price resulting from the transaction.

        In addition, the CIC Agreements for the Named Executive Officers provide that if their benefits exceed a specified amount, they will be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). This excise tax reimbursement is intended to make the executive whole for any adverse tax consequences that may result under Section 4999 of the Code with respect to the CIC benefits and to preserve the level of severance protections that the Board has determined to be appropriate for the Company's executives. The payment of severance benefits under the CIC Agreements is contingent upon the execution of a release of claims against the Company.

        Other than the CIC Agreements, the Company is not a party to any formal severance benefit arrangement or employment agreement with any Named Executive Officers except Mr. Thompson. Mr. Thompson's employment agreement, which was the result of arms length negotiation to incent Mr. Thompson to become CEO, prevents the Company from terminating his CIC Agreement during the term of his employment agreement, and his rights upon termination of employment are discussed in further detail below in the section titled "Employment, Severance and Change in Control Agreements and Arrangements for Fiscal Year 2010".

Tax Policy

        Section 162(m) of the Code limits the deductibility of cash compensation in excess of $1 million paid to the Chief Executive Officer and the three most highly compensated executives during any taxable year (other than the Chief Financial Officer), unless such compensation is considered "performance based compensation" that meets certain requirements. The Committee's intent generally is to design and administer the compensation program for the Company's executives in a manner that will preserve the deductibility of compensation paid to the Named Executive Officers and the Committee believes that its current compensation program generally satisfies the requirements for exemption from the Section 162(m) deduction limitation. The Committee reserves the right, however, to design programs that recognize a full range of performance criteria important to the Company's success even if certain aspects of the compensation paid under such programs may not be fully deductible. For example, restricted stock unit awards are not considered performance-based compensation under Section 162(m), and may not be fully deductible when paid.

        The Committee has considered and will continue to consider tax and other consequences in structuring its compensation arrangements with executives and will continue to ensure that the arrangements are reasonable and consistent with the goals of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

    THE COMPENSATION COMMITTEE

    Kendall R. Bishop, Chairman
    Jon Gacek
    Kambiz Hooshmand

EQUITY COMPENSATION PLAN INFORMATION

        The Company currently maintains three equity compensation plans: the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan"), and the Power-One, Inc. Amended and Restated 2004 Stock Incentive Plan (the "2004 Plan"). With the exception of the 2001 Plan, each of these plans has been approved by the Company's stockholders.

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 2, 2011.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	6,934,003	(1)	$5.46	(2)	3,206,318	(3)
Equity compensation plans not approved by stockholders	113,345	(4)	$6.60		—
Total	7,054,348		$5.46		3,206,318

(1)
Of these shares, 2,425,090 were subject to stock options then outstanding under the 2004 Plan, 3,534,511 were subject to outstanding stock unit awards granted under the 2004 Plan, and 981,402 were subject to outstanding stock options under the 1996 Plan. No further awards may be granted under the 1996 Plan.

(2)
This number does not reflect the 3,534,511 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(3)
All shares available for future issuance are under the 2004 Plan. Subject to certain express limits of the 2004 Plan, shares available for award purposes under the 2004 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, and performance shares. Currently 3,206,318 shares are available for full value awards under the 2004 Plan.

(4)
All of these shares were subject to awards granted under the 2001 Plan. The 2001 Plan was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. The 2001 Plan is administered by our Compensation Committee. Awards under the 2001 Plan may only be nonstatutory stock options. No awards under the 2001 Plan may be made to any Director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The maximum term of options granted under the 2001 Plan is 10 years after the grant date of the award. No new awards may be granted under the 2001 Plan. Options granted under the 2001 Plan have been granted at the "fair market value" of the underlying shares (i.e. the closing price of our stock on the date the option is granted). Generally, awards that are not yet exercisable will terminate upon the date the grantee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment.

EXECUTIVE OFFICERS

        Information regarding each of the Named Executive Officers is included in Part I, Item 1, under the caption "Executive Officers of the Registrant" in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and is hereby incorporated by reference into this proxy statement.

 SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation of individuals who during fiscal 2010 served as the Company's (i) principal executive officer, (ii) principal financial officer; and (iii) the next three most highly compensated executive officers who earned at least $100,000 during fiscal 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Richard J. Thompson	2010	544,231	0	4,384,000	1,527,000	1,650,000	76,520	8,181,751
President and Chief	2009	500,000	0	1,410,000	0	513,152	98,270	2,521,422
Executive Officer	2008	423,077	0	1,071,000	1,140,000	0	76,685	2,710,762
Gary R. Larsen	2010	112,500	0	1,062,000	709,000	224,008	39,046	2,146,554
Sr. Vice President, Finance,
and Chief Financial Officer
Linda C. Heller	2010	185,546	0	0	0	0	296,931	482,477
Former Sr. Vice President	2009	242,308	0	0	0	128,288	27,359	397,955
Finance, and Chief Financial	2008	94,231	25,000	322,500	0	0	4,418	446,149
Officer
Neil Dial	2010	363,269	0	1,228,375	286,313	657,000	63,540	2,598,497
Sr. Vice President,	2009	350,000	0	402,000	0	220,210	72,675	1,044,885
Operations	2008	80,769	120,000	0	177,500	0	7,248	385,517
Alex Levran	2010	362,692	0	3,094,500	763,500	900,000	22,014	5,142,706
President, Renewable Energy	2009	330,000	0	679,250	0	154,567	16,957	1,180,774
Solutions	2008	269,423	0	0	181,500	0	19,780	470,703
Tina D. McKnight	2010	267,692	0	746,450	190,875	405,000	22,930	1,632,947
General Counsel and Secretary

(1)
The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 share-based compensation expense for outstanding restricted stock unit awards as to which the restrictions have not lapsed. See Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended January 2, 2011 for a discussion of assumptions made in valuation of share based compensation. The amounts reported reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes, disregarding any estimate of forfeitures related to service-based vesting conditions.

(2)
The amounts reported in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 share-based compensation expense during fiscal 2010 for outstanding stock option and stock appreciation right ("SAR") awards. See Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended January 2, 2011 for a discussion of assumptions made in valuation of share-based compensation.

(3)
The amounts reported in column (g) were for payouts earned under the 2010 MIP (discussed in "Short-Term Incentives—Cash Bonus Plans" above in the Compensation Discussion and Analysis), but were not paid until fiscal 2011.

(4)
The amounts in column (h) for each of the Named Executive Officer's includes the following: Thompson-$48,000 (living allowance), $13,260 (auto allowance), $9,800 (Company match to 401K plan), $5,460 premiums paid for the executive medical plan and life insurance); Larsen—$24,000 (living allowance), $2,700 (auto allowance), $3,792 (Company match to 401K plan), $1,980 (premiums paid for the executive medical plan and life insurance), $6,574 (relocation reimbursement); Heller—$280,000 (severance), $5,100 (auto allowance), $6,531 (Company match to 401K plan), $5,300 (premiums paid for the executive medical plan and life insurance); Dial—$40,000 living allowance, $7,800 auto allowance, $9,800 (Company match to 401K plan), $5,940 (premiums paid for the executive medical plan and life insurance); Levran—$7,800 auto allowance, $8,754 Company match to 401K plan, $5,460 premiums paid for the executive medical and life insurance; McKnight—$7,800 (auto allowance), $9,430 (Company match to 401K plan) and $5,700 (premiums paid for the executive medical plan and life insurance).

GRANTS OF PLAN BASED AWARDS—FISCAL 2010

        The following table provides information regarding the awards under the Company's 2010 MIP and under the 2004 Plan. There were no equity-based incentive awards granted to the Named

Executive Officers during fiscal 2010, other than the restricted stock unit awards and stock option awards disclosed below. The Named Executive Officers earned payouts subject to a two times multiplier of target under the terms of the 2010 MIP, as reflected in column (e) below, although payments were not made to the Executives until 2011.

					All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Richard J. Thompson		$275,000	$550,000	$1,650,000
President and Chief	10/26/2010				300,000		10.87	3,261,000
Executive Officer	6/1/2010					300,000	7.54	1,527,000
	6/1/2010				100,000		7.54	754,000
	2/9/2010				100,000		3.69	369,000
Gary R. Larsen		$37,335	$74,669	$224,008
Sr. Vice President, Finance,	8/16/2010				100,000	100,000	10.62	1,771,000
and Chief Financial Officer
Linda C. Heller	—	—	—	—	—	—	—	—
Former Sr. Vice President,
Finance and Chief
Financial Officer
Neil Dial		$109,500	$219,000	$657,000
Sr. Vice President, Operations	10/26/2010				100,000		10.87	1,087,000
	6/1/2010					56,250	7.54	286,313
	6/1/2010				18,750		7.54	141,375
Alex Levran		$150,000	$300,000	$900,000
President, Renewable Energy	10/26/2010				250,000		10.87	2,717,500
Solutions	6/1/2010					150,000	7.54	763,500
	6/1/2010				50,000		7.54	377,000
Tina D. McKnight		$67,500	$135,000	$405,000
General Counsel and Secretary	10/26/2010				60,000		10.87	652,200
	6/1/2010					37,500	7.54	190,875
	6/1/2010				12,500		7.54	94,250

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

        As noted in the "Compensation Discussion and Analysis" above, none of the Named Executive Officers are covered by employment agreements except Mr. Thompson. The Company and Mr. Thompson entered into an employment agreement on February 18, 2008, which provided for a two-year initial term with automatic annual renewals thereafter. The agreement provided for an initial base salary of $500,000. His employment agreement further entitled him to a target incentive payment equal to 100% of his base salary during each year of his employment. In addition, the employment agreement provided Mr. Thompson with an award of 450,000 restricted stock units, 500,000 options and 250,000 SARs. The restricted stock units vest in substantially equal annual installments on each of the first four anniversaries of the effective date of the Employment Agreement. The stock options and SAR grants awarded to Mr. Thompson fully vest on the fourth anniversary of each of the respective grant dates; however 50% of the options and SARs were subject to vesting on March 1, 2010 if (A) the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2009 and ending March 1, 2010 exceeded 150% of the exercise price of the awards and (B) the Company's consolidated net income for the 2009 calendar year as determined under GAAP equaled or exceeded 5% of the Company's consolidated net sales revenue for such period determined under GAAP. The

Company's consolidated net income target was not achieved and the options and SARs did not vest at that time. On March 1, 2011, Mr. Thompson vested in 75% of the options and SARs because (X) the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2010 and ending March 1, 2011 exceeded 160% of the exercise price of the awards and (Y) the Company's consolidated net income for the 2010 calendar year as determined under GAAP exceeded 7.5% of the Company's consolidated net sales revenue for such period determined under GAAP.

        The Company is also party to at-will offer letters with Gary Larsen and Neil Dial. The offer letter with Mr. Larsen dated August 10, 2010, and filed as an exhibit to the Form 10-Q filed on November 12, 2010 provides for an initial base salary of $325,000 and a target annual incentive payment equal to 60% of base salary. The offer letter with Mr. Larsen also provided for an award of a non-qualified stock option to purchase 100,000 shares of Power-One common stock, and 100,000 restricted stock units, both vesting over four years at 25% per year. The offer letter with Mr. Dial, dated August 12, 2008 and filed as exhibit to the Form 8-K filed on October 1, 2008, provides for an initial base salary of $350,000 and a target annual incentive payment equal to 60% of base salary. The offer letter with Mr. Dial also provided for an award of 250,000 options, which vest in full on the fourth anniversary of the grant date, subject to accelerated vesting as follows: (A) 50% of the options vest if, after the first anniversary of the grant date, the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days exceeds 175% of the exercise price of the awards (the target stock price was achieved and 50% of Mr. Dial's options vested on October 30, 2009) and (B) the remaining 50% of the options vest if, after the second anniversary of the grant date, the closing price per share of the Company's Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days exceeds 275% of the exercise price of the awards. The target stock price was achieved and the remaining 50% of Mr. Dial's options vested on September 29, 2010.

        The amounts set forth above in "Estimated Payouts Under Non-Equity Incentive Plan Awards" reflect amounts that each Named Executive Officer was eligible to earn under the 2010 MIP discussed above in the "Short Term Incentives—Cash Bonus Plans" section of the "Executive Compensation Discussion and Analysis" under each of the bonus tiers established under the plan.

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan. The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

        All restricted stock unit awards reported in the table above are scheduled to vest 33.33% at each of the first, second and third anniversaries of the date of the initial award, except Mr. Larsen's equity award, which vests over four years, and the restricted stock unit awards and stock options awarded on June 1, 2010, which vest over four years. All restricted stock units are payable in shares of the Company's Common Stock on a one-for-one basis following the vesting date and include the right to receive dividend payments.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officer's as of January 2, 2011.

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)(2)
Richard J. Thompson						300,000	(3)	3,060,000
President and Chief Executive		300,000		$7.54	06/01/2020	100,000	(4)	1,020,000
Officer
						100,000	(5)	1,020,000
						225,000	(6)	2,295,000
						133,333	(7)	1,359,997
						133,333	(8)	1,359,997
		500,000	(1)	$2.38	02/18/2018
		250,000	(1)	$2.38	02/18/2018
Gary R. Larsen		100,000		$10.62	08/16/2020	100,000	(9)	1,020,000
Sr. Vice President, Finance,
Treasurer & Chief
Financial Officer
Linda C. Heller	—	—		—	—	—		—
Former Sr. Vice President, Finance
and Chief Executive Officer
Neil Dial	250,000			$1.23	09/26/2018
Sr. Vice President, Operations						100,000	(3)	1,020,000
		56,250		$7.54	06/01/2020	18,750	(4)	191,250
						16,666	(7)	169,993
						66,666	(8)	679,993
Alex Levran						250,000	(3)	2,550,000
President, Renewable		150,000		$7.54	06/01/2020	50,000	(4)	510,000
Energy Solutions						50,000	(7)	510,000
						83,333	(8)	849,997
	150,000			$2.08	08/04/2018
						12,500		$127,500
Tina D. McKnight						60,000	(3)	612,000
General Counsel and Secretary		37,500		$7.54	06/01/2020	12,500	(4)	127,500
						53,333	(8)	543,997
						25,000	(10)	255,000

(1)
Option Awards in column (c) have the following vesting schedules: (i) all of the options granted on June 1, 2010 vest over four years beginning on the first anniversary of the award; (ii) Mr. Larsen's options vest over four years beginning on the first anniversary of the award; (iii) seventy-five percent (75%) of Mr. Thompson's awards granted on February 18, 2008 vested on March 1, 2011 and the remaining twenty-five percent (25%) vests on the fourth anniversary of the grant date.

(2)
The dollar amounts shown in column (g) are determined by multiplying (x) the number of shares or units reported in Column (f) by (y) $10.20 (the closing price of our Common Stock on December 31, 2010, which was the last stock trading day of fiscal 2010.)

(3)
Scheduled to vest over three years on each of the first, second and third anniversary dates of the award, beginning on October 26, 2011.

(4)
Scheduled to vest over four years on each of the first, second, third and fourth anniversary dates of the award, beginning on June 1, 2011.

(5)
Scheduled to vest over three years on each of the first, second and third anniversary dates of the award, beginning on February 9, 2011.

(6)
Scheduled to vest over four years on each of the first, second and third anniversary dates of the award, beginning on February 18, 2010.

(7)
Scheduled to vest over three years on each of the first, second and third anniversary dates of the award, beginning on December 11, 2010.

(8)
Scheduled to vest over three years on each of the first, second and third anniversary dates of the award, beginning on October 27, 2010.

(9)
Scheduled to vest over four years on each of the first, second, third and fourth anniversary dates of the award, beginning on August 16, 2011.

(10)
Scheduled to vest over four years on each of the first, second, third and fourth anniversary dates of the award, beginning on December 1, 2009.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2010

        The following table presents information regarding the vesting of stock awards during fiscal 2010 with respect to stock awards previously granted to the Named Executive Officers. None of the Named Executive Officers exercised options during 2010.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
(a)	(b)	(c)(1)
Richard J. Thompson	112,500	475,875
President and Chief Executive Officer	66,600	662,004
	4,008	49,819
	66,600	741,924
Gary R. Larsen	—	—
Sr. Vice President, Finance, and Chief Financial Officer
Linda C. Heller	37,500	466,125
Former Sr. Vice President, Finance,	37,500	420,375
and Chief Financial Officer	37,500	420,375
Neil Dial	33,300	331,022
Sr. Vice President, Operations	8,325	92,741
Alex Levran	41,625	413,753
President, Renewable Energy Solutions	24,975	278,222
	12,500	55,375
Tina D. McKnight	26,639	264,792
General Counsel and Secretary	12,500	120,125

(1)
The dollar amounts shown in column (c) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested, by the per-share closing price of our Common Stock on the vesting date.

 NON-QUALIFIED DEFERRED COMPENSATION

        The Company does not have a plan that permits the deferral of compensation.

PENSION BENEFITS

        The Company does not have a plan that provides for retirement payments and benefits other than a tax-qualified defined contribution plan.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
AND ARRANGEMENTS FOR FISCAL YEAR 2010

        As described in our "Executive Compensation Discussion and Analysis" above, the Company is a party to change in control agreements ("CIC Agreements") with the Named Executive Officers. The CIC Agreements are administered by the Compensation Committee. Each CIC Agreement provides for automatic renewal on an annual basis, unless the Compensation Committee provides written notice of termination of the agreement to a Named Executive Officer at least three months prior to the renewal date. The terms of Mr. Thompson's Employment Agreement require that his CIC Agreement remain effective during the term of his Employment Agreement.

        The CIC Agreements provide that upon a change in control of the Company, the Named Executive Officer's equity-based awards, to the extent then outstanding and unvested, will become fully vested upon the closing of the transaction that constitutes a change in control. The CIC Agreements provide that the Named Executive Officer will be entitled to cash severance benefits only if (a) the Named Executive Officer's employment is terminated by the Company without cause or by the Named Executive Officer for good reason, as defined in the CIC Agreements, and (b) the termination occurs within the period beginning six months before and ending 24 months after a change in control of the Company.

        For purposes of the CIC Agreements, the term "change in control" means the occurrence of any of the following:

  (i)
  the acquisition by any person or group of beneficial ownership of twenty percent (20%) or more of either (1) the then-outstanding shares of Common Stock of the Company or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate);

  (ii)
  in any two year period a majority of the members of the Board of Directors is replaced by individuals other than individuals elected to the Board of Directors, or was nominated for election by the Company's stockholders, by a vote of at least two-thirds (2/3) of the directors then in office; or

  (iii)
  consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, in each case unless, following such transaction, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Company Common Stock and the outstanding Company voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities of the entity resulting from such transaction in substantially the same proportions as their ownership immediately prior to such transaction, (2) no person (excluding any entity resulting from such transaction or a parent of the Company or any successor of the Company or any employee benefit plan (or related trust) thereof beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of Common Stock of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty percent (20%) existed prior to the transaction, and (3) a change in control is not triggered pursuant to clause (ii) above with respect to the Company or any parent of the Company (or the successor entity).

        For purposes of the CIC Agreements, the term "cause" means the occurrence of either or both of the following: (i) the executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (ii) the willful engaging by the executive in misconduct that is significantly injurious to the Company. However, no act or failure to act on the executive's part shall be deemed to be "willful" if the executive reasonably believed in good faith that such acts or omissions were in the best interests of the Company.

        For purposes of the CIC Agreements, the term "good reason" means, without the executive's express written consent, the occurrence of any one or more of the following: (i) a material reduction in the nature or status of the executive's authorities, duties, responsibilities and/or reporting relationship, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) a reduction in the Executive's base salary; (iii) a significant reduction of the Executive's aggregate incentive opportunities under the Company's short and/or long-term incentive programs without replacement thereof; (iv) a significant reduction in the Executive's relative level of coverage and accruals under the Company's employee benefit and/or retirement plans, policies, practices, or arrangements in which the Executive participates (unless following such reduction the Executive's level of coverage under all such programs is at least as great as is provided to Executives who have the same or lesser levels of reporting responsibilities within the Company's organization); (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the CIC Agreement; or (vi) the Executive is informed by the Company that his principal place of employment for the Company will be relocated to a location that is greater than thirty-five (35) miles.

        If a Named Executive Officer is entitled to severance under his or her CIC Agreement, the severance benefits include:

  (1)
  a lump-sum cash severance payment of an amount equal to the sum of the Executive's highest annualized rate of base salary in effect at any time during the period beginning six months before the change in control and ending on the date of termination and the average of the Executive's annual bonuses for the three full fiscal years immediately preceding the termination date. (Mr. Thompson is entitled to an amount equal to two times the above);

  (2)
  payment or reimbursement of the Executive's COBRA premiums for one year (Mr. Thompson is entitled to two years);

  (3)
  lump-sum cash payment equal to the amount of the Executive's unvested benefits under any Company qualified or nonqualified retirement plan (including its 401(k) plan) and any Company nonqualified deferred compensation plan; and

  (4)
  reimbursement for Executive outplacement services obtained by the Executive during the twelve month period following termination, to a maximum of $15,000.

        The CIC Agreements provide that payment of the severance benefits described above is contingent on the execution of a general release of claims in favor of the Company. In addition, the CIC Agreements include provisions under which, in consideration for the payments and benefits under the CIC Agreement, the Executive agrees to:

  (1)
  Maintain and preserve the confidentiality of all Company confidential and proprietary information known to the Executive as of the Executive's termination of employment;

  (2)
  For a period of one year after termination of employment, not contact, solicit, or hire an employee of the Company (either directly or indirectly via a third party); and

  (3)
  For a period of one year after termination of employment, not make any public or private statement that is critical of or disparaging to the Company or its officers, directors or employees.

        The following table presents the estimated payouts that would be made upon a change in control coupled with a Named Executive Officer's termination of employment (other than for cause or retirement), assuming the change in control occurred as of January 2, 2011. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Executive Officer's pay, the terms of any change in control transaction and the subsequent impact of the transaction on the Named Executive Officer's employment.

	Severance Benefits
Name and Principal Position	Cash Severance Payment/Base Salary(1)	Bonus	Payment of COBRA Premiums(2)	Other(3)	Fair Market Value of Accelerated Equity Compensation(4)		Excise Tax Gross- Up(5)	Total
Richard J. Thompson	$1,100,000	$721,050	$62,166	$15,000	$16,779,360	(i)	$1,969,988	20,647,564
President & Chief Executive
Officer
Gary R. Larsen	$325,000	224,008	$30,860	$15,000	$1,020,000	(ii)	$462,529	2,063,897
Sr. Vice President, Finance, and
Chief Financial Officer
Neil Dial	$365,000	292,737	$31,083	$15,000	$2,211,300	(iii)	0	2,915,120
Sr. Vice President, Operations
Alex Levran	$400,000	351,522	$31,083	$15,000	$4,819,680	(iv)	$660,366	6,277,651
President, Renewable Energy
Solutions
Tina D. McKnight	$270,000	169,210	$30,860	$15,000	$1,638,532	(v)	0	2,123,602
Secretary and General Counsel

(1)
Represents one time the Named Executive Officer's annual base salary except in the case of Mr. Thompson, where the amount represents twice his annual base salary.

(2)
Estimated cost to Company of premiums payable over applicable time period for the Named Executive Officer.

(3)
Maximum amount payable or to be reimbursed to the Named Executive Officer for outplacement services. As of January 2, 2011, the Named Executive Officers were vested in the 401(k) plan in the amounts that appear next to their names. Mr. Thompson—100%; Dr. Levran—100%; Mr. Larsen—0%; Mr. Dial—100%; Ms. McKnight—100%.

(4)
Based on closing price of $10.20 on December 31, 2010, the last stock trading day of our fiscal year 2010, which ended on January 2, 2011. Each Executive would be entitled to full acceleration of his or her equity-based awards upon a change in control of the Company.

(i)
Includes 300,000 unvested restricted stock units awarded on October 26, 2010, 300,000 unvested stock options awarded on June 1, 2010 at a strike price of $7.54 per share, 100,000 unvested restricted stock units awarded on June 1, 2010, 100,000 unvested restricted stock units awarded on February 9, 2010, 133,400 unvested restricted stock units awarded on December 11, 2009, 133,400 unvested restricted stock units awarded on October 27, 2009, 250,000 unvested stock options and 500,000 stock appreciation rights awarded on February 18, 2008 at a price of $2.38 and 225,000 restricted stock units awarded on February 18, 2008.

  (ii)
  Includes 100,000 unvested restricted stock units awarded to Mr. Larsen on August 16, 2010 (Mr. Larsen was also awarded 100,000 stock options on August 16, 2010 at a strike price of $10.62, which were not in the money on December 31, 2010.

  (iii)
  Includes 100,000 unvested restricted stock units awarded to Mr. Dial on October 26, 2010, 18,750 unvested restricted stock units awarded to Mr. Dial on June 1, 2010, 56,250 unvested stock options awarded to Mr. Dial on June 1 2010 at a strike price of $7.54, 16,675 unvested restricted stock units awarded to Mr. Dial on December 11, 2009, 66,700 unvested restricted stock units awarded to Mr. Dial on October 27, 2009.

  (iv)
  Includes 250,000 unvested restricted stock units awarded to Dr. Levran on October 27, 2010, 50,000 unvested restricted stock units awarded to Dr. Levran on June 1, 2010, 150,000 unvested stock options awarded to Dr. Levran on June 1, 2010 at a strike price of $7.54 per share, 50,025 unvested restricted stock units awarded to Dr. Levran on December 11, 2009, 83,375 unvested restricted stock units awarded to Dr. Levran on October 27, 2009.

  (v)
  Includes 60,000 unvested restricted stock units awarded to Ms. McKnight on October 27, 2010, 12,500 unvested restricted stock units awarded to Ms. McKnight on June 1, 2010, 37,500 unvested stock options awarded to Ms. McKnight on June 1, 2010 at a strike price of $7.54, 53,361 unvested restricted stock units awarded to Ms. McKnight October 27, 2009, 25,000 unvested restricted stock units awarded to Ms. McKnight on December 1, 2008.

(5)
As noted above in the discussion "Employment, Severance and Change in Control Agreements and Arrangements for Fiscal Year 2010," severance benefits payable to all of the Named Executive Officers may be eligible for "gross up" payments related to excise taxes assessed against and arising in relation to "excess parachute payments" under Section 280G of the U.S. Internal Revenue Code.

        In addition to the CIC benefits described above, Mr. Thompson's employment agreement entitles him to the following:

        Termination Due to Death or Disability:    If Mr. Thompson's employment terminates by reason of his death or disability, Mr. Thompson (or his representative, as appropriate) will be entitled to (1) a lump sum payment equal to one times his base salary plus his target incentive bonus for the year of termination, (2) accelerated vesting of a pro-rata portion of his restricted stock units, stock options, stock appreciation rights and any other outstanding equity awards, provided that he will vest in a minimum of 50% of his restricted stock units, stock options and stock appreciation rights granted in connection with his commencement of employment (the "Accelerated Equity Vesting"), and (3) continued health and welfare benefits for up to twelve months, reduced by any payment actually received from a Company sponsored long-term disability or life insurance plan.

        Termination Without Cause or as a result of Substantial Breach:    If Mr. Thompson's employment is terminated by the Company without cause or by Mr. Thompson due to a substantial breach, he will be entitled to (1) a lump sum payment equal to (A) the greater of one times his base salary or the base salary he would have earned through the expiration of the term of the Employment Agreement plus (B) his target incentive bonus for the year of the termination multiplied by the greater of one or the number of years left during the term of the Employment Agreement, (2) accelerated vesting of his equity incentive awards, (3) up to $45,000 for outplacement services incurred during the two years following termination, and (4) continued health and welfare benefits for up to 24 months.

        For purposes of Employment Agreement, the term "cause" means the occurrence of any of the following: (i) the Executive is convicted of a felony under federal or state law; (ii) without the prior express written consent of the Board of Directors (other than the Executive), the Executive fails to perform, in any material respect, any of his material duties or obligations under the agreement (other than as a result of being disabled); or (iii) without the prior express written consent of the Board of Directors, the Executive takes actions or omits to take actions in connection with his duties and/or responsibilities under the agreement that constitute willful misconduct or gross negligence and such actions or omissions adversely and materially affect the business, reputation, financial or other condition of the Company.

        For purposes of the Employment Agreement, the term substantial breach means the Company's material breach of the agreement, including but not limited to (i) the failure of the Company to employ the Executive in his current or a substantially similar position, without regard to title, such that his duties and responsibilities are materially diminished without his consent; (ii) a material reduction in the Executive's base salary rate without his consent; or (iii) a relocation of the Executive's primary place of employment more than thirty-five (35) miles without his consent.

        Nonrenewal:    In the event the Company fails to offer to renew the Employment Agreement on terms no less favorable than those currently in effect, Mr. Thompson will be entitled to (1) a lump sum payment equal to one times his base salary plus his target bonus for the year in which the termination occurs, and (2) accelerated vesting of his equity incentive awards.

        The following table presents the estimated payouts that would be made upon a termination of employment of Mr. Thompson's employment in the absence of a change in control (other than for cause or retirement), assuming the termination of employment occurred on January 2, 2011. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The actual amount of severance benefits, will depend upon the Mr. Thompson's pay and other elements at the time of termination.

	Severance Benefits
Reason for Termination	Cash Severance Payment/Base Salary	Annual Incentive Based Compensation	Payment of COBRA Premiums(2)	Outplacement Services	Fair Market Value of Accelerated Equity Compensation(3)		Total
Death/Disability(1)	$550,000	$550,000	$31,083	—	7,642,968		8,774,051
Termination without cause or for substantial breach	$550,000	$550,000	$62,166	$45,000	16,779,360	(2)	17,986,526
Nonrenewal	$550,000	$550,000	—	—	16,779,360	(2)	17,879,360

(1)
Death/Disability payouts are reduced by any amount paid by Company sponsored long-term disability or life insurance plans.

(2)
Estimated cost to Company of premiums payable over applicable time period.

(3)
Includes 62,500 stock options and 125,000 stock appreciation rights awarded on February 18, 2008 at $2.38, 300,000 options awarded on June 1, 2010 at $7.54 per share, 300,000 restricted stock units awarded on October 27, 2010, 100,000 restricted stock units awarded on June 1, 2010, 100,000 restricted stock units awarded on February 9, 2010, 225,000 restricted stock units awarded on February 18, 2009, 133,333 restricted stock units awarded on December 11, 2009 and 133,333 restricted stock units awarded on October 27, 2009. Based on closing price of $10.20 on December 31, 2010, the last stock trading day of fiscal year 2010. Includes stock appreciation rights issued on February 18, 2008 at $2.38.

PROPOSAL FOUR
AMENDMENT OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

        At the 2011 Annual Meeting, stockholders will be asked to approve an amendment to the 2004 Plan, which was adopted, subject to stockholder approval, by the Board of Directors on February 1, 2011. The amendment to the 2004 Plan involves the following:

  •
  Increase in Maximum Share Limits. The proposed amendment would increase the existing limit on the number of shares that may be delivered pursuant to awards granted under the 2004 Plan from 10,750,000 shares to 19,250,000 shares. There would also be an increase in the maximum number of shares that may be delivered pursuant to so-called "full-value awards" (i.e., shares other than those delivered in respect of stock option grants and appreciation right grants) granted under the 2004 Plan from 5,500,000 shares to 10,875,000 shares. As of January 2, 2011, approximately 3,206,318 shares were available for future award grants under the existing 2004 Plan, of which 468,000 were available to be granted as awards other than stock options and stock appreciation rights. If stockholders approve the proposed amendment, a total of approximately 11,672,318 shares will be available for grant under the 2004 Plan, of which 5,843,000 will be available for grants other than stock options and stock appreciation rights.

  •
  Increase Maximum Performance-Based Award. The proposed amendment would increase the existing limit on the aggregate amount of compensation to be paid to any one participant in respect of performance-based awards granted in any one calendar year and payable only in cash and not related to shares of common stock from $1,000,000 to $4,000,000.

  •
  Add New Performance Goals. The proposed amendment would add the following new performance goals to the list of performance goals that may be used under the 2004 Plan with respect to certain performance-based awards intended to qualify as performance-based compensation under Section 162(m) of the Code: market share, return on capital, kilowatt hours shipped, inventory turns, defective parts per million, results of customer satisfaction surveys, retained earnings, safety record, and environmental compliance.

  •
  Dividend Equivalents. The proposed amendment would prohibit the current payment of dividends on unearned performance-based awards. The proposed amendment would also prohibit dividend equivalents in respect of stock options and stock appreciation rights.

  •
  Make certain other administrative changes to the 2004 Plan.

        We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company and that incentive compensation plans like the 2004 Plan are an important attraction, retention and motivation tool for participants in the plan. If stockholders do not approve the amendments to the 2004 Plan, the existing terms of the 2004 Plan will remain in effect.

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company's executive officers can qualify for deductibility by the Company for U.S. federal income tax purposes. Accordingly, the 2004 Plan is structured in a manner such that awards granted under it can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the Company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m), the material terms of the 2004 Plan include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2004 Plan, each of these aspects is discussed below and were approved by the Company's stockholders at the 2010 Annual Meeting of Stockholders. In addition, approval of this Proposal Four will be deemed to be re-approval of each of these aspects for purposes of Section 162(m).

  Summary Description of the 2004 Stock Incentive Plan

        The principal terms of the Amended and Restated 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan, which is included as Appendix A to this proxy statement.

        Purpose.    The purpose of the 2004 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, executives and key employees through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, subject to express repricing prohibitions set forth in the 2004 Plan, as amended, and as described in the paragraph below;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, provided that an award under the 2004 Plan will not be extended beyond the maximum ten (10) year term of the award;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

  •
  to allow the purchase price of an award or shares of the Company's Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    Under the 2004 Plan (as amended), other than in connection with a change in the Company's capitalization, neither the exercise price of an option nor the base price of a stock appreciation right may be reduced without stockholder approval, including by canceling previously awarded options and/or stock appreciation rights in exchange for cash, other awards under the 2004 Plan or options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award.

        Eligibility.    Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 89 officers and employees of the Company and our subsidiaries (including all of our Named Executive Officers), and each of our non-employee directors elected to the Board of Directors by holders of our Common Stock, are considered eligible under the 2004 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of the Company's Common Stock that may be issued or transferred pursuant to awards under the 2004 Plan, as amended and restated, is 10,750,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be increased to 19,250,000 shares. The maximum number of shares that may be delivered pursuant to awards granted under the 2004 Plan, other than awards of options or stock appreciation rights, is 5,500,000 shares. If stockholders approve this 2004 Plan proposal, this limit would be increased to 10,875,000 shares. The following other limits are also contained in the 2004 Plan if stockholders approve this proposal:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,500,000 shares.

  •
  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,500,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to annual awards granted to non-employee directors under the plan is 62,500 shares.

  •
  "Performance-Based Awards" payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $4,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan become available for subsequent awards under the 2004 Plan. However, to the extent that shares are delivered in net settlement of a stock appreciation right or stock option, the total number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. In addition, shares that are exchanged by a participant to pay the exercise price of an award granted under the 2004 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award and any shares repurchased by the Company with the proceeds received from the exercise of a stock option, are not available for subsequent awards under the 2004 Plan.

        Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

        Types of Awards.    The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in the Company's Common Stock or units of the Company's Common Stock, as well as cash bonus awards.

        A stock option is the right to purchase shares of the Company's Common Stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option may not be less than the fair market value of a share of the Company's Common Stock on the date of grant. The maximum term of an option is 10 years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2004 Plan.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of the Company's Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is 10 years from the date of grant.

        The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, restricted stock units, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash incentive awards.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). Performance-Based Awards may be in the form of restricted stock, performance stock, restricted stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.

        The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, market share, return on capital, kilowatt hours shipped, inventory turns, defective parts per million, results of customer satisfaction surveys, retained earnings, safety record, or environmental compliance, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or our subsidiaries. The performance measurement period with respect to an award may range from three months to 10 years, except that restricted stock or restricted stock units are subject to a performance period of not less than 12 months. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Corporate Transactions—Assumption and Termination of Awards.    Upon the occurrence of any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may provide for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards. Subject to certain limited exceptions set forth in the 2004 Plan, if such an event occurs and the Administrator has not provided for the substitution, assumption, exchange or other continuation or settlement of the award or the award would not otherwise continue in accordance with its terms under the circumstances, each then-outstanding option and stock appreciation right will become fully vested, all shares of restricted stock then outstanding will fully vest free of restrictions, and each other award granted under the 2004 Plan that is then outstanding will become payable to the holder of such award. Moreover, each award will terminate upon the related event, subject to reasonable notice of the impending termination and a reasonable opportunity to exercise outstanding vested options and stock appreciation rights.

        Transfer Restrictions.    Generally, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

        Adjustments.    Each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

        Termination of or Changes to the 2004 Plan.    The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the 2004 Plan. Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on January 26, 2014. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Plan

        The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The 2004 Plan, however, prohibits grants at less than fair market value. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current U.S. federal income tax consequences of other awards authorized under the 2004 Plan are as follows: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the holder makes an election under Section 83(b) of the Code to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Other Information About Awards Granted under the 2004 Plan

        The Company currently maintains three equity compensation plans: the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan"), the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan") and the 2004 Plan, more fully describe on page 37 under "Equity Compensation Plan Information". With the exception of the 2001 Plan, each of these plans has been approved by the Company's stockholders. No further awards may be granted under the 1996 Plan or the 2001 Plan.

        As of January 2, 2011, (i) 3,519,837 shares were covered by stock options granted under the Company's existing stock incentive and stock option plans, at exercise prices ranging from $1.1900 to $20.2500 per share; (ii) 3,534,511 shares were subject to unvested awards of restricted stock and restricted stock units granted under the existing stock incentive plans; and (iii) 3,206,318 shares remained available to support additional awards under the 2004 Plan.(3)

(3)
468,000 shares remain available for full value awards as of January 2, 2011.

        Information about awards granted in fiscal 2010 to the chief executive officer, chief financial officer and the three other most highly compensated executive officers can be found in the table under the heading "Grants of Plan-Based Awards—Fiscal 2010" on page 39 of this proxy statement.

        Participation in the 2004 Plan is in the discretion of the Administrator. Accordingly, future participation by executive officers, other employees and directors under the 2004 Plan is not determinable. In addition, the benefits under the 2004 Plan (as amended) that would have been received by or allocated to such persons for the last completed fiscal year had it been in effect cannot be determined.

        The 2004 Plan is not exclusive and does not limit the authority of the Board of Directors or the Administrator to adopt such other incentive arrangements as they may deem desirable.

        The closing market price for a share of the Company's Common Stock as of January 2, 2011 was $10.20 per share.

Vote Required for Approval of the Amendments to the 2004 Stock Incentive Plan

        The Board of Directors believes that the proposed amendments to the 2004 Plan will promote the interests of the Company and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors are eligible for awards under the 2004 Plan (as amended) and thus have a personal interest in the approval of the amendment to the 2004 Plan.

        The amendment to the 2004 Plan requires the approval of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. For purposes of this proposal, abstentions will have the same effect as a negative vote, while broker non-votes will not be counted as a vote cast and, therefore, will have no effect on the vote.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 2004 PLAN.

 PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche") to serve as the independent registered public accounting firm for fiscal 2011. This proposal is submitted to the stockholders to seek their approval of the selection of Deloitte & Touche as the Company's independent registered public accounting firm; however, if the appointment of Deloitte & Touche is not ratified by the stockholders, the Audit Committee may reconsider its selection but reserves the right to uphold its decision to appoint Deloitte & Touche. The Audit Committee may also exercise its discretion to appoint a different independent registered public accounting firm if it determines that to be in the best interests of the Company and its stockholders.

        A representative of Deloitte & Touche will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement to our stockholders and respond to their questions.

        The ratification of the appointment of Deloitte & Touche as the Company's independent registered public accounting firm for fiscal 2011 requires the approval of a majority of the voting powers of the shares of Common Stock and Preferred Stock, voting together as a single class, represented at the Annual Meeting and eligible to vote thereon. For purposes of this proposal, abstentions will have the same effect as a negative vote.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

AUDIT COMMITTEE REPORT

        The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report.

        During fiscal 2010 the Audit Committee performed an ongoing review of management's attention to and focus upon internal controls of the Company. Management's attention to these matters involved substantial internal audit activity by employees of the Company and internal audit service providers, site visits with focused internal audit checklists, detailed assessment of specific processes, action items, remediation efforts where required, and related activity to ensure that internal controls operated properly. The progress, findings, and results of these internal auditing activities were reported to the Committee as a recurring item for discussion at its regularly scheduled meetings.

        The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended January 2, 2011 with the Company's management, its internal auditors, and with representatives of the independent registered public accounting firm. Both management and representatives of the independent registered public accounting firm represented to the Audit Committee that the consolidated financial statements were prepared in accordance with GAAP. In connection with the Audit Committee's review of the financial statements, the Audit Committee considered and discussed with management the quality and acceptability of the financial reporting and disclosures, management's assessment of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting. As required by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, the Committee also discussed and reviewed with the independent registered public accounting firm critical accounting policies and practices, internal controls, and the scope of audits performed by the independent registered public accounting firm, as well as matters relating to their judgment about the quality and acceptability of the Company's accounting principles as applied in its financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

        The Committee met independently with representatives of the independent registered public accounting firm to review and discuss their independence from management and the Company and received from them the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning its independence. The Committee has also discussed with the independent registered public accounting firm its independence. In particular, the Committee considered whether the independent registered public accounting firm's provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence and determined that it was.

        Based on the above-mentioned review and discussions with management and representatives of the independent public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Power-One's Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and filed with the SEC on March 16, 2011. The Audit Committee approved the appointment of Deloitte & Touche to serve as the Company's independent registered public accounting firm for fiscal year 2011, subject to ratification by the Company's stockholders.

      THE AUDIT COMMITTEE

      Jon Gacek, Chairman
      Kendall R. Bishop
      Mark Melliar-Smith
      Kambiz Hooshmand

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for the pre-approval of all services provided by the Company's independent registered public accounting firm in accordance with SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services and generally permits pre-approval annually of certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified annual budget amounts and sets requirements for specific case-by-case pre-approval of discrete projects, such as those which may have a material effect on the Company's operations or services over certain amounts, and any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC's rules on auditor independence. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the Company's independent registered public accounting firm or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules or regulations of the SEC. The Committee also considers whether proposed services are compatible with the independence of the public accountants. The Committee has determined that the audit and tax services provided to the Company by the independent registered public accounting firm during fiscal years 2009 and 2010 were consistent with the Company's policies and procedures and are compatible with the independent registered public accounting firm maintaining its independence from management and the Company. All services included in the table of fees paid to Deloitte & Touche LLP were pre-approved by the Audit Committee.

Fees Paid to Deloitte & Touche LLP

        The following table shows the aggregate fees billed to Power-One for fiscal years 2010 and 2009 by Deloitte & Touche LLP, the Company's independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy above.

SERVICES	2010	2009
	$(in thousands)
1. Audit Fees(1)	1,773	2,087
2. Audit Related Fees(2)	63	108
3. Tax Fees(3)	287	364
4. All Other Fees(4)	—	—

Total	2,123	2,559

(1)
Audit fees consisted of fees in connection with the audits of the Company's annual financial statements (inclusive of internal controls review and attestation), statutory audits, and reviews of the Company's quarterly financial statements and consents related to SEC filings.

(2)
Audit related fees, when incurred, consist primarily of fees for costs of due diligence associated with financial transactions and financial accounting and reporting consultations.

(3)
Tax fees consisted of (i) tax compliance fees in connection with federal, state and local income tax return assistance, assistance with tax return filings in certain foreign jurisdictions, requests for technical advice from taxing authorities, assistance with tax audits and appeals and preparation of expatriate tax returns, and (ii) tax planning and advice fees in connection with tax advice related to structuring certain proposed financing and tax advice related to intra-group restructuring items.

(4)
All other fees consist of fees for services provided by the independent registered public accounting firm that were not otherwise captured in the audit, audit related, or tax categories, such as consulting fees. The Company did not incur such fees in fiscal year 2010 or 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2010, Mr. Bishop served as Chairman of the Compensation Committee and Mr. Gacek and Mr. Hooshmand served as members of the Compensation Committee. None of the Compensation Committee members have ever served as an officer or employee of the Company. None of the Compensation Committee members and none of the Company's executive officers currently have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2010.

BENEFICIAL OWNERSHIP OF POWER-ONE, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

        The following table reports the amount of Power-One Common Stock beneficially owned by (a) each person or group believed to own more than 5% of the Company's Common Stock outstanding on the Record Date; (b) each director, (c) each Named Executive Officer and (d) all directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on 107,143,546 shares of Common Stock outstanding on the Record Date plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of the Record Date. Silver Lake Sumeru and its affiliates own all of the Company's issued and outstanding Preferred Stock.

Name of Beneficial Owner	Number of Shares(1)	Percent of Total
Silver Lake Sumeru Fund, L.P.(2)
Silver Lake Technology Investors Sumeru, L.P.
Silver Lake Technology Associates Sumeru, L.P.
SLTA Sumeru (GP), L.L.C.	53,144,443	33.16
2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025
Waddell & Reed Financial, Inc.(3)	8,209,150	7.66
Waddell & Reed Financial Services, Inc. Waddell & Reed, Inc. Waddell & Reed Investment Management Company Ivy Investment Management Company 6300 Lamar Avenue Overland Park, KS 66202
The Vanguard Group, Inc. (4)	6,995,991	6.53
100 Vanguard Blvd., Malvern, PA 19355
Wellington Management Company, LLP(5)	6,570,435	6.13
280 Congress Street, Boston, MA 02210
Security Investors, LLC(6)	5,603,198	5.23
One Security Benefit Place Topeka, KS 66636-0001
Soros Fund Management LLC(7)	5,620,700	5.25
George Soros Robert Soros Jonathan Soros 888 Seventh Avenue, 33rd Floor, New York NY 10106
Richard J. Thompson(8)	1,219,937	1.13
Kendall R. Bishop(9)	173,290	*
Jay Walters(10)	108,556	*
Mark Melliar-Smith(11)	120,140	*
Jon Gacek(12)	27,965	*
Kambiz Hooshmand(13)	19,963	*
Richard M. Swanson	0	*
Kyle Ryland	0	*
Ajay Shah	0	*
Neil Dial(14)	276,360	*
Alex Levran(15)	226,353	*
Tina D. McKnight(16)	48,870	*
Gary R. Larsen(17)	1,500	*
All current executive officers and directors as a group (14 persons)(18)	2,237,934	2.07

*
Less than 1%

Notes

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing Common Stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the directors shall be c/o Power-One, Inc., 740 Calle Plano, Camarillo, California 93012.

(2)
Based on Amendment No. 1 to Schedule 13D filed with the SEC on June 9, 2010 (i) Silver Lake Sumeru Fund, L.P. ("SLSF") claims sole voting power with respect to 21,962,372 shares of Common Stock and sole dispositive power with respect to 52,710,422 shares of Common Stock, (ii) Silver Lake Technology Investors Sumeru, L.P. ("SLTI") claims sole voting power and sole dispositive power with respect to 434,021 shares of Common Stock, and (iii) Silver Lake Technology Associates Sumeru, L.P. ("SLT L.P.") and SLTA Sumeru (GP) L.L.C. ("SLTA") each disclaim sole voting and dispositive power with respect to 53,144,443 shares of Common Stock. Pursuant to the Company's Certificate of Designation for the Series A Convertible Preferred Stock, Silver Lake and its affiliates may not convert its Preferred Stock into Common Stock to the extent that following such conversion they would exceed 19.9% of the voting power of Power-One or own more than 19.9% of the total shares of Common Stock then outstanding, except Silver Lake and its affiliates may convert in connection with and subject to the completion of (x) a public sale of the Common Stock issued upon conversion, if following consummation of such public sale, Silver Lake and its affiliates would not own more than 19.9% of the shares of Common Stock then outstanding or (y) a third party tender offer for the Common Stock issuable thereupon. The voting interests of Silver Lake and its affiliates will be capped at 19.9% on all matters they vote on with the holders of the Common Stock.

(3)
Based on Amendment No. 3 to Schedule 13G filed on February 8, 2011, (i) Ivy Investment Management Company claims sole voting and dispositive power with respect to 1,191,800 shares of Common Stock, (ii) Waddell & Reed Investment Management Company claims sole voting and dispositive power with respect to 7,017,350 shares of Common Stock; (iii) Waddell & Reed, Inc. claims sole voting and dispositive power with respect to 7,017,350 shares of Common Stock; (iv) Waddell & Reed Financial Services, Inc. claims sole voting and dispositive power with respect to 7,017,350 shares of Common Stock; and (v) Waddell & Reed Financial, Inc. claims sole voting and dispositive power with respect to 8,209,150 shares of Common Stock. The five entities that jointly reported on the Schedule 13GA have stated they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act and that indirect beneficial ownership is attributed to each of Waddell & Reed Financial, Inc., Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. solely because of their control relationship with respect to Waddell & Reed Investment Management Company and Ivy Investment Management Company.

(4)
Based on Schedule 13G filed with the SEC on February 10, 2011, The Vanguard Group, Inc. claims sole voting power and shared dispositive power with respect to 109,970 shares of Common Stock, and sole dispositive power with respect to 6,886,021 shares of Common Stock.

(5)
Based on Schedule 13G filed with the SEC on February 14, 2011, Wellington Management Company, LLC claims shared voting power with respect to 5,885,167 shares of Common Stock and shared dispositive power with respect to 6,570,435 shares of Common Stock.

(6)
Based on Amendment No. 7 to Schedule 13G filed with the SEC on February 14, 2011, Security Investors, LLC claims sole voting and dispositive power with respect to 5,603,198 shares of Common Stock.

(7)
Based on Schedule 13G filed with the SEC on February 14, 2011, Soros Fund Management LLC claims sole voting and dispositive power with respect to 5,620,700 shares of Common Stock, while

  George Soros, Robert Soros and Jonathan Soros claim shared voting and dispositive power with respect to the 5,620,700 shares of Common Stock.

(8)
Includes 657,437 shares with respect to which Mr. Thompson claims sole voting and dispositive power and 565,500 shares issuable upon exercise of options by Mr. Thompson.

(9)
Includes 121,317 shares held by Kendall R. Bishop and Diane Bishop as Trustees of the Bishop Living Trust, with respect to which Mr. Bishop claims shared voting and dispositive power, 11,973 shares with respect to which Mr. Bishop claims sole voting and dispositive power and 40,000 shares issuable upon exercise of options by Mr. Bishop.

(10)
Includes 51,056 shares with respect to which Mr. Walters has sole voting and dispositive power and 57,500 shares issuable upon exercise of options by Mr. Walters.

(11)
Includes 47,640 shares with respect to which Dr. Melliar-Smith claims sole voting and dispositive power and 72,500 shares issuable upon exercise of options by Dr. Melliar-Smith.

(12)
Includes 17,965 shares with respect to which Mr. Gacek claims sole voting and dispositive power and 10,000 shares issuable upon exercise of options by Mr. Gacek.

(13)
Includes 9,973 shares with respect to which Mr. Hooshmand claims sole voting and dispositive power and 9,990 shares issuable upon exercise of options by Mr. Hooshmand.

(14)
Includes 26,360 shares with respect to which Mr. Dial claims sole voting and dispositive power and 250,000 shares issuable upon exercise of options by Mr. Dial.

(15)
Includes 76,353 shares with respect to which Dr. Levran claims sole voting and dispositive power and 150,000 shares issuable upon exercise of options by Dr. Levran.

(16)
Includes 48,870 shares with respect to which Ms. McKnight claims sole voting and dispositive power.

(17)
Includes 1,500 shares with respect to which Mr. Larsen claims sole voting and dispositive power. Does not include 100,000 Restricted Stock Units and 100,000 stock options that will not vest within sixty days of the record date.

(18)
Includes 1,155,490 shares issuable upon exercise of options by Executive Officers and directors as a group within 60 days after the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish copies of all Section 16(a) forms to the Company. Based solely upon our review of the copies of such forms received by the Company and upon written representations from certain reporting persons, we believe that during fiscal 2010 our officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, with the exceptions noted below.

  •
  A Form 4 report was filed for Jon Gacek one day late on May 27, 2010 to report the his annual grant of 9,973 restricted stock units on May 24, 2010.

  •
  A late Form 4 report was filed for Steven Hogge, President of the Power-One, Inc., Power Solutions business unit on August 23, 2010 to report the open market purchase of 15,000 shares of Common Stock on August 13, 2010, when the window for trading was open for insiders.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        The Company has adopted written policies and procedures for the review and approval or ratification of related party transactions. Primary authority and responsibility for administration of this policy and procedure resides with the Audit Committee of the Board of Directors.

        The Corporate Secretary of the Company is responsible for the initial determination of whether a proposed or existing transaction qualifies as a related party transaction under Item 404 of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934. Any "related person" as described in the instructions to Item 404 that proposes to enter into a potential transaction with the Company is required to provide the Corporate Secretary with notice of the proposed transaction and with the following information regarding the proposed transaction:

  •
  the person's interest in the transaction;

  •
  the material terms of the proposed transaction, including the aggregate value or, in the case of indebtedness, the aggregate principal and interest rate;

  •
  the person's interest in the transaction with the registrant, including the related person's positions or relationships with or ownership in a firm, corporation or other entity that is a party to or has an interest in the transaction;

  •
  if applicable, the availability of other sources of comparable products or services;

  •
  an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party; and

  •
  the benefits to the Company of the proposed transaction.

        If the proposed transaction is determined to be a related party transaction, the proposed transaction is presented to disinterested members of the Audit Committee for consideration and approval. The disinterred members of the Audit Committee the evaluate the transaction with attention to and consideration of all relevant facts and circumstances, including benefits to the Company, the potential effect of a given proposed transaction on the independence of the related party, the availability of alternative non-related products or services, the terms of the proposed transaction, and other criteria deemed relevant to the Audit Committee. The Audit Committee may approve a related party transaction if the Audit Committee determines that the given transaction is on terms that are not inconsistent with the best interests of the Company and its stockholders. In the event a given transaction involves multiple members of the Audit Committee, the proposed transaction will be considered by disinterested members of the Board of Directors in place of the Audit Committee.

Relationships and Transactions

        There were no transactions, since the beginning of fiscal 2010, or any currently, proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

 FINANCIAL AND OTHER INFORMATION

        On or about March 16, 2011, the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011, including financial statements, together with this proxy statement will be mailed to stockholders of record as of the close of business on the Record Date. Power-One will furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended January 2, 2011, including financial statements and the financial statement schedule as filed with the SEC, to any stockholder who submits a written request to the Corporate Secretary at Power-One's principal executive offices, at 740 Calle Plano, Camarillo, California 93012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2011

        The Notice and Proxy Statement and Annual Report are available at www.power-one.com under "Investor Relations/SEC Filings." The information on our website is not incorporated by reference into this proxy statement.

APPENDIX A

AMENDED AND RESTATED
POWER-ONE, INC.
2004 STOCK INCENTIVE PLAN
(as amended and restated effective February 1, 2011)

1.     PURPOSE OF PLAN

  The purpose of the Power-One, Inc. 2004 Stock Incentive Plan (this "Plan") of Power-One, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

  The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Corporation's or one of its Subsidiary's securities) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

  3.1.
  The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

  3.2.
  Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, it Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5 or Section 8.6.6;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

    (g)
    subject to Section 8.6.6, adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

    (h)
    determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

    (i)
    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

    (j)
    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

    (k)
    determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

  3.3.
  Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

  3.4.
  Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

  3.5.
  Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

  4.1.
  Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

  4.2.
  Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is

    19,250,000 shares. The following limits also apply with respect to awards granted under this Plan:

    (a)
    The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

    (b)
    The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

    (c)
    The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

    (d)
    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 10,875,000 shares. The limit set forth in this Section 4.2(d) does not apply to shares delivered in respect of stock option grants and shares delivered in respect of stock appreciation right grants.

    (e)
    The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any non-employee director under this Plan is 62,500 shares. For this purpose, a "non-employee director" is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

    (f)
    Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

  4.3.
  Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Except as set forth in this Section 4.3, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. In addition, any shares that are repurchased by the Company using the proceeds received by the Company in connection with the exercise of a stock option shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

  4.4.
  Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

  5.1.
  Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

    5.1.1.    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

    5.1.2.    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

    5.1.3.    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years. The Administrator may grant limited SARs which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the SAR and the fair market value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

    5.1.4.    Restricted Stock and Restricted Stock Units.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of this Plan to participants as determined by the Administrator. "Restricted Stock" is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. "Restricted Stock Units" are awards denominated in units of shares of Common Stock under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one share of Common Stock.

    5.1.5.    Other Awards.    The other types of awards that may be granted under this Plan include: (a) dividend equivalents; provided, however, that in no event (i) will dividend equivalents be granted in respect of stock options or stock appreciation rights nor (ii) will dividends equivalents be paid currently to unearned performance-based awards; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

  5.2.
  Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1. and 5.1.5 above may be, and options and SARs typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Options and SARs are not subject to the requirements of Section 5.2.1 and 5.2.3. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

    5.2.1.    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

    5.2.2.    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, market share, return on capital, kilowatt hours shipped, inventory turns, defective parts per million, results of customer satisfaction surveys, retained earnings, safety record, or environmental compliance, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Corporation or one of its Subsidiaries's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years (subject to Section 5.1.4).

    5.2.3.    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than options and SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $4,000,000.00. Awards that are cancelled during the year shall not be counted against these limits to the extent permitted by Section 162(m) of the Code.

    5.2.4.    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than options and SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

    5.2.5.    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

    5.2.6.    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than options and SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the most recent year in which the Corporation's stockholders approve this Plan.

  5.3.
  Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

  5.4.
  Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of shares of Common Stock or any other payment with respect to any award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator.

  5.5.
  Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

    In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

  5.6.
  Definition of Fair Market Value. For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

  5.7.
  Transfer Restrictions.

    5.7.1.    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

    5.7.2.    Exceptions.    The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.7.3, ISOs and restricted stock awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

    5.7.3.    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation,

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

  5.8.
  International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

  6.1.
  General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

  6.2.
  Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

  6.3.
  Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

  7.1.
  Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

    Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

    It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

  7.2.
  Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

    Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

    The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

    In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

  7.3.
  Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

  7.4.
  Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

  8.1.
  Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

  8.2.
  Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

  8.3.
  No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

  8.4.
  Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  8.5.
  Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

    In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

  8.6.
  Effective Date, Termination and Suspension, Amendments.

    8.6.1.    Effective Date.    This Plan is effective as of January 27, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

    8.6.2.    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

    8.6.3.    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

    8.6.4.    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 8.6.6.

    8.6.5.    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

    8.6.6.    No Repricing without Stockholder Approval.    Other than in connection with a change in the Corporation's capitalization (as described in Section 7), neither the exercise price of an option nor the base price of a stock appreciation right may be reduced without stockholder approval (including canceling previously awarded options and/or stock appreciation rights in exchange for cash, other awards under this Plan or options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original award).

  8.7.
  Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

  8.8.
  Governing Law; Construction; Severability.

    8.8.1.    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

    8.8.2.    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

    8.8.3.    Plan Construction.

    (a)
    Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the

      Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

    (b)
    Section 162(m). Awards under Sections 5.1.4 and 5.1.5 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as options and SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

  8.9.
  Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

  8.10.
  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

  8.11.
  Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

  8.12.
  No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the

    Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

  8.13.
  Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

  8.14.
  Conditions and Restrictions Upon Securities Subject to Awards. The Administrator may provide that the shares of Common Stock issued upon exercise of an option or SAR or otherwise subject to or issued under an award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such option or SAR or the grant, vesting or settlement of such award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares of Common Stock issued upon exercise, vesting or settlement of such award (including the actual or constructive surrender of shares already owned by the participant) or payment of taxes arising in connection with an award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the participant or other subsequent transfers by the participant of any shares of Common Stock issued under an award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by participant and holders of other Corporation equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

0 14475 POWER-ONE, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned having duly received the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, hereby appoints the President and Chief Executive Officer, Richard J. Thompson, the Chief Financial Officer, Gary R. Larsen, and the Secretary and General Counsel, Tina D. McKnight, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 7, 2011, at the Annual Meeting of Stockholders to be held on May 3, 2011 at the Courtyard Marriott, 4994 Verdugo Way, California 93012 at 8:00 a.m., pacific daylight time, and at any adjournment or postponement thereof. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. Receipt of the Notice of Annual Meeting of Stockholders and accompanying proxy statement is hereby acknowledged. (Continued and to be signed on the reverse side)

Signature of Stockholder Date: Signature of Stockholder Date: Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSALS 2, 4 AND 5 AND "2 YEARS" FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ANNUAL MEETING OF STOCKHOLDERS OF POWER-ONE, INC. May 3, 2011 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 3, 2011: The proxy statement and annual report to stockholders are available at www.power-one.com under "Investor Relations/SEC Filings." Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730403030000000000 5 050311 2. Advisory Resolution on Named Executive Officer Compensation 3. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation 4. Amendment to the Amended and Restated Power-One, Inc. 2004 Stock Incentive Plan. 5 Ratification of the Appointment of Deloitte & Touche LLP as Power-One's Independent Auditors for the Company for fiscal 2011. 6. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors, on such other business as may properly come before the meeting, including a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES TO THE BOARD LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 4 AND 5, AND FOR A FREQUENCY OF "2 YEARS" FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. 1. Election of Directors. O Kendall R. Bishop O Jon Gacek O Kambiz Hooshmand O Mark Melliar-Smith O Richard M. Swanson O Richard J. Thompson O Jay Walters FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2 YEARS 3 YEARS ABSTAIN 1 YEAR